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Exhibit 10.5

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR CERTAIN REDACTED PROVISIONS OF THIS AGREEMENT. THE REDACTED PROVISIONS ARE IDENTIFIED BY THREE ASTERISKS ENCLOSED BY BRACKETS AND UNDERLINED. THE CONFIDENTIAL PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

CONSTRUCTION MANAGEMENT AGREEMENT

BETWEEN

BNP PARIBAS LEASING CORPORATION

("BNPPLC")

AND

SPECIALTY LABORATORIES, INC.

("Specialty Laboratories")

March 26, 2002

(Santa Clarita, California)

	"Reimbursable Construction-Period Costs"	6
	"Remaining Proceeds"	6
	"Scope Change"	6
	"Specialty Laboratories' Estimate of Force Majeure Delays"	7
	"Specialty Laboratories' Estimate of Force Majeure Excess Costs"	7
	"Target Completion Date"	7
	"Termination of Specialty Laboratories' Work"	7
	"Third Party Contract"	7
	"Third Party Contract/Termination Fees"	7
	"Work"	7
	"Work/Suspension Event"	7
	"Work/Suspension Notice"	8
	"Work/Suspension Period"	8
2.	CONSTRUCTION AND MANAGEMENT OF THE PROPERTY BY SPECIALTY LABORATORIES	8
(A)	The Construction Project	8
	(1) Construction Approvals by BNPPLC	8
	(a) Preconstruction Approvals by BNPPLC	8
	(b) Approval of Scope Changes	8
	(2) Specialty Laboratories' Right to Possession and to Control Construction	8
	(c) Adequacy of Drawings, Specifications and Budgets	9
	(d) Existing Condition of the Land and Improvements	9
	(e) Correction of Defective Work	10
	(f) Clean Up	10
	(g) No Damage for Delays	10
	(h) No Fee For Construction Management	10
	(3) Quality of Work	10
(B)	Completion Notice	10
(C)	Status of Improvements and Other Property Acquired With BNPPLC's Funds	11
(D)	Insurance	11
	(1) Liability Insurance	11
	(2) Property Insurance	11
	(3) Failure of Specialty Laboratories to Obtain Insurance	12
	(4) Waiver of Subrogation	12
(E)	Condemnation	12
(F)	Indemnity for Covered Construction-Period Losses	12
	(1) Covenant to Indemnify Against Covered Construction-Period Losses	12
	(2) Express Negligence Protection	14
	(3) Survival of Indemnity	14
	(4) Due Date for Indemnity Payments	14
	(5) Order of Application of Payments	14
	(6) Defense of Indemnified Parties	14
	(7) Notice of Claims to Specialty Laboratories	15
	(8) Exceptions to Indemnity for Excluded Taxes and Established Misconduct	15
(G)	Additional Representations, Warranties and Covenants of Specialty Laboratories Concerning the Property	15
	(1) Payment of Impositions	15
	(2) Operation and Maintenance	16
	(3) Debts for Construction, Maintenance, Operation or Development	16
	(4) Permitted Encumbrances, Development Documents and the Ground Lease	16
	(5) Books and Records Concerning the Property	17
(H)	BNPPLC's Right of Access	17
	(1) Access Generally	17

	(2) Failure of Specialty Laboratories to Perform	17
3.	AMOUNTS TO BE ADDED TO STIPULATED LOSS VALUE (IN ADDITION TO CONSTRUCTION ADVANCES)	18
(A)	Initial Funding Advance	18
(B)	Carrying Costs	18
(C)	Commitment Fees	18
(D)	Future Administrative Agency Fees and Out-of-Pocket Costs	19
(E)	Increased Bank/Costs Charges and Capital Adequacy Charges	19
4.	CONSTRUCTION ADVANCES	20
(A)	Costs Subject to Reimbursement Through Construction Advances	20
(B)	Exclusions From Reimbursable Construction-Period Costs	21
(C)	Conditions to Specialty Laboratories' Right to Receive Construction Advances	21
	(1) Construction Advance Requests	21
	(2) Amount of the Advances	21
	(a) Limit Dependent Upon the Maximum Construction Allowance	21
	(b) Limit Dependent Upon Costs Previously Incurred by Specialty Laboratories	21
	(c) Limits During any Work/Suspension Period	22
	(d) Restrictions Imposed for Administrative Convenience	22
	(3) No Advances After Certain Dates	22
(D)	Breakage Costs for Construction Advances Requested But Not Taken	23
(E)	No Third Party Beneficiaries	23
(F)	No Waiver	23
(G)	Funding by Participants	23
5.	APPLICATION OF INSURANCE AND CONDEMNATION PROCEEDS	24
(A)	Collection and Application of Insurance and Condemnation Proceeds Generally	24
(B)	Advances of Escrowed Proceeds to Specialty Laboratories	25
(C)	Status of Escrowed Proceeds After Commencement of the Term of the Lease	25
(D)	Special Provisions Applicable After a 97-10/Event or Event of Default	25
(E)	Specialty Laboratories' Obligation to Restore	25
(F)	Special Provisions Concerning a Complete Taking	26
6.	NOTICE OF COST OVERRUNS AND PRE-LEASE FORCE MAJEURE EVENTS	26
(A)	Notice of Projected Cost Overruns	26
(B)	Pre-lease Force Majeure Event Events and Notices	26
7.	SUSPENSION AND TERMINATION OF SPECIALTY LABORATORIES' WORK	26
(A)	Rights and Obligations of Specialty Laboratories During a Work/Suspension Period	26
(B)	Specialty Laboratories' Election to Terminate Specialty Laboratories' Work	26
(C)	BNPPLC's Right to Terminate Specialty Laboratories' Work	29
(D)	Rights and Obligations Surviving any Termination of Specialty Laboratories' Work	29
(E)	Cooperation by Specialty Laboratories Following any Termination of Specialty Laboratories' Work	29
8.	CONTINUATION OF CONSTRUCTION BY BNPPLC	30
(A)	Owner's Election to Continue Construction	30
	(1) Take Control of the Property	31
	(2) Continuation of Construction	31
	(3) Arrange for Turnkey Construction	31
	(4) Suspension or Termination of Construction by BNPPLC	31
(B)	Powers Coupled With an Interest	32
(C)	Completion Notice	32

9.	SPECIALTY LABORATORIES' OBLIGATION FOR 97-10/PREPAYMENTS	32

Exhibits

Exhibit A	Legal Description
Exhibit B	Description of the Construction Project and Budget
Exhibit C	Construction Advance Request Form
Exhibit D	Pre-lease Force Majeure Event Notice
Exhibit E	Notice of Termination by Specialty Laboratories' Work
Exhibit F	Notice of Specialty Laboratories' Intent to Terminate
Exhibit G	Notice of Increased Funding Commitment by BNPPLC
Exhibit H	Notice of Increased Time Commitment by BNPPLC
Exhibit I	Notice of Rescission of Specialty Laboratories' Intent to Terminate

CONSTRUCTION MANAGEMENT AGREEMENT

        This CONSTRUCTION MANAGEMENT AGREEMENT (this "Agreement") is made and dated as of March 26, 2002 (the "Effective Date") by and between BNP PARIBAS LEASING CORPORATION, a Delaware corporation ("BNPPLC"), and SPECIALTY LABORATORIES, INC., a California corporation ("Specialty Laboratories").

RECITALS

        Contemporaneously with the execution of this Agreement, BNPPLC and Specialty Laboratories are executing a Common Definitions and Provisions Agreement, dated as of the Effective Date (the "Common Definitions and Provisions Agreement"), which by this reference is incorporated into and made a part of this Agreement for all purposes. As used in this Agreement, capitalized terms defined in the Common Definitions and Provisions Agreement and not otherwise defined in this Agreement are intended to have the respective meanings assigned to them in the Common Definitions and Provisions Agreement.

        Pursuant to the Lease Agreement executed by BNPPLC and Specialty Laboratories contemporaneously with this Agreement (the "Lease"), which will cover the Improvements on the Land described in Exhibit A, the parties expect that Specialty Laboratories will lease such Improvements from BNPPLC.

        In anticipation of the construction of new or additional Improvements for Specialty Laboratories' use pursuant to the Lease, BNPPLC and Specialty Laboratories have agreed upon the terms and conditions upon which BNPPLC is willing to authorize Specialty Laboratories to arrange and manage such construction and upon which BNPPLC is willing to provide funds for such construction, and by this Agreement BNPPLC and Specialty Laboratories desire to evidence such agreement.

ENGAGEMENT AND AUTHORIZATION

        Subject to the terms and conditions set forth in this Agreement, BNPPLC does hereby engage and authorize Specialty Laboratories—and Specialty Laboratories does hereby accept such engagement and authorization, as an independent contractor for BNPPLC—to construct the Construction Project on the Land and to manage such construction for BNPPLC. As more particularly provided in subparagraph 2(A)(2) below, Specialty Laboratories shall take possession and control of the Land and all Improvements on the Land to accomplish such construction. However, the rights and authority granted to Specialty Laboratories by this Agreement are expressly made subject and subordinate to the terms and condition hereinafter set forth and to the Ground, to the Permitted Encumbrances and to any other claims or encumbrances affecting the Land or the Property that may be asserted by third parties other than Liens Removable by BNPPLC.

GENERAL TERMS AND CONDITIONS

        1.    ADDITIONAL DEFINITIONS.    As used in this Agreement, capitalized terms defined above shall have the respective meanings assigned to them above; as indicated above, capitalized terms that are defined in the Common Definitions and Provisions Agreement and that are used but not defined herein shall have the respective meanings assigned to them in the Common Definitions and Provisions Agreement; and, the following terms shall have the following respective meanings:

  "97-10/Event" means any of the following:

          (a)  Specialty Laboratories shall give a Notice of Specialty Laboratories' Intent to Terminate that does not constitute a "Notice of Specialty Laboratories' Intent to Terminate Because of a Force Majeure Event" as defined in subparagraph 7(B)(5); or

          (b)  Specialty Laboratories shall give a Notice of Specialty Laboratories' Intent to Terminate Because of a Force Majeure Event and shall thereafter (i) fail to rescind the same as described in subparagraph 7(B)(7) within ten days after BNPPLC responds with any Increased Commitment, or (ii) give a Notice of Termination as provided in subparagraph 7(B)(1); or

          (c)  Specialty Laboratories shall give a notice to terminate its Supplemental Payment Obligation under the Purchase Agreement as described in subparagraph 5(B) of the Purchase Agreement; or

          (d)  BNPPLC shall give notice to Specialty Laboratories as described in subparagraph 7(C) to cause a Termination of Specialty Laboratories' Work; or

          (e)  Specialty Laboratories shall fail, for any reason whatsoever (including any reason beyond Specialty Laboratories' control), to substantially complete the Construction Project and give a Completion Notice to BNPPLC prior to the Target Completion Date; or

          (f)    for any reason whatsoever (including the accrual of Carrying Costs or any other reason beyond Specialty Laboratories' control), the Funded Construction Allowance shall exceed the Maximum Construction Allowance.

  "97-10/Maximum Permitted Prepayment" as of any date means the amount equal to eighty-nine and nine-tenths of one percent (89.9%) of the aggregate of all 97-10/Project Costs paid or incurred on or prior to such date.

  "97-10/Prepayment" means a payment to BNPPLC, required by Paragraph 9, equal in each case to (A) the 97-10/Maximum Permitted Prepayment, computed as of the date on which the payment becomes due, less (B) the accreted value of any prior payments actually received by BNPPLC from Specialty Laboratories constituting 97-10/Prepayments. For purposes of the preceding sentence, "accreted value" of a payment shall mean the amount of the payment plus an amount equal to the interest that would have accrued on the payment if it bore interest at the Effective Rate plus the Unsecured Spread.

  "97-10/Project Costs" means the following:

          (a)  costs incurred for the Work, including not only hard costs incurred for the new Improvements described in Exhibit B, but also the following costs to the extent reasonably incurred in connection with the Construction Project:

    •
    soft costs, such as architectural fees, engineering fees and fees and costs paid in connection with obtaining project permits and approvals required by governmental authorities or the Development Documents,

    •
    site preparation costs, and

    •
    costs of offsite and other public improvements required as conditions of governmental approvals for the Construction Project or required by the Development Documents;

          (b)  costs incurred to maintain insurance required by (and consistent with the requirements of) this Agreement prior to the Completion Date;

          (c)  Impositions that have accrued or become due prior to the Completion Date;

          (d)  ninety-five percent (95%) of Carrying Costs and Commitment Fees added to the Outstanding Construction Allowance on or prior to such date (it being understood that the additional amounts BNPPLC must pay to the Participants under the Participation Agreement because of the accrual of Carrying Costs and Commitment Fees as provided in this Agreement effectively constitute construction period interest on advances the Participants make to BNPPLC under the Participation Agreement); and

          (e)  any costs in addition to those described in clauses (a) through (d) preceding that GAAP (as it exists on the Effective Date) would allow BNPPLC to capitalize as part of the cost of the Property or that the 97-10/Pronouncement would allow BNPPLC to characterize as project costs, including: (1) cancellation or termination fees or other compensation payable by Specialty

Construction Management Agreement - Page 2

  Laboratories or BNPPLC pursuant to any contract concerning the Construction Project made by Specialty Laboratories or BNPPLC with any general contractor, architect, engineer or other third party because of any election by Specialty Laboratories or BNPPLC to cancel or terminate such contract, and (2) any costs that BNPPLC incurs and is allowed to capitalize to continue or complete the Construction Project after any Owner's Election to Continue Construction as provided in subparagraph 8(A).

  "97-10/Pronouncement" means the pronouncement issued by the Emerging Issues Task Force of the Financial Accounting Standards Board in 1998 titled "EITF 97-10: The Effect of Lessee Involvement in Construction", which provides that certain kinds of involvement by a lessee in pre-lease commencement construction will cause the lessee to be considered as the owner of the leased property during the construction period and then will require application of the appropriate sale and leaseback accounting rules.

  "Affiliate's Contract" shall have the meaning indicated in subparagraph 2(A)(2)(b).

  "Arrangement Fee" shall have the meaning indicated in subparagraph 3(A).

  "Administrative Agency Fee" shall have the meanings indicated in subparagraph 3(A) and subparagraph 3(D).

  "Capital Adequacy Charges" shall have the meaning indicated in subparagraph 3(E)(1).

  "Carrying Costs" shall have the meaning indicated in subparagraph 3(B).

  "Commitment Fees" shall have the meaning indicated in subparagraph 3(C).

  "Complete Taking" means a taking by eminent domain prior to the Completion Date over Specialty Laboratories' objection of all of the Land or the Property, or so much thereof as to make it impossible to complete the Construction Project for its intended uses on the Land regardless of any Scope Changes BNPPLC may be willing to approve or any Increased Commitment that BNPPLC may be willing to provide.

  "Completion Date" means the earlier of (1) the date upon which Specialty Laboratories gives the notice to BNPPLC which is required by subparagraph 2(B), after having substantially completed the Construction Project and having obtained any certificate of substantial completion or other permit (temporary or permanent) required for the commencement of Specialty Laboratories' use of the Improvements, or (2) the date upon which BNPPLC gives a Completion Notice to Specialty Laboratories as described in subparagraph 8(C) after any Termination of Specialty Laboratories' Work, or (3) the Designated Sale Date.

  "Completion Notice" means (1) the notice required by subparagraph 2(B) from Specialty Laboratories to BNPPLC, advising BNPPLC that Specialty Laboratories has substantially completed construction of the Construction Project and has obtained any certificate of substantial completion or other permit (temporary or permanent) required for the commencement of Specialty Laboratories' use of the Improvements, or (2) any of the notices given by BNPPLC to Specialty Laboratories as described in subparagraph 8(C), advising Specialty Laboratories that (x) after an Owner's Election to Complete Construction, construction of the Construction Project is substantially complete, (y) after an Owner's Election to Complete Construction, BNPPLC has decided to abandon or indefinitely suspend its efforts to complete the Construction Project, or (z) BNPPLC has made a final determination not to exercise its right to continue construction as provided in Paragraph 8.

  "Construction Advances" means (1) actual advances of funds made by or on behalf of BNPPLC to or on behalf of Specialty Laboratories as provided in Paragraph 4, which sets forth Specialty Laboratories' rights to receive advances for Reimbursable Construction-Period Costs, and (2) other

Construction Management Agreement - Page 3

  amounts paid or incurred by BNPPLC that subparagraph 8(A) or other provisions of this Agreement allow BNPPLC to characterize as Construction Advances.

  "Construction Advance Request" shall have the meaning indicated in subparagraph 4(C)(1).

  "Construction Allowance" means the allowance to be provided by BNPPLC for the design and construction of the Construction Project, against which and from which Carrying Cost, Construction Advances and other amounts will be or may be charged and paid as provided in various provisions of this Agreement (including Paragraphs 3, 4 and 8).

  "Construction Budget" means the budget for the Construction Project set forth in Exhibit B.

  "Construction Project" means the new buildings or other substantial Improvements to be constructed, or the alteration of existing Improvements, as described generally in Exhibit B.

  "Covered Construction-Period Losses" shall have the meaning indicated in subparagraph 2(F)(1).

  "Defective Work" shall have the meaning indicated in subparagraph 2(A)(2)(e).

  "Defaulting Participants" shall have the meaning indicated in subparagraph 4(G).

  "FOCB Notice" means a notice from BNPPLC to Specialty Laboratories advising Specialty Laboratories of any of the following events or circumstances, and also advising Specialty Laboratories that because of any of the following events or circumstances BNPPLC will be entitled to make the election described in subparagraph 7(C), which will constitute a Termination of Specialty Laboratories' Work and a 97-10/Event:

          (1)  Specialty Laboratories shall have taken any action to cancel or terminate or reduce the coverage available to BNPPLC under the builder's risk insurance obtained for the Construction Project as required by this Agreement, or Specialty Laboratories shall otherwise have failed to maintain any insurance or to provide insurance certificates to BNPPLC as required by this Agreement and shall not have cured such failure within ten days after receiving notice thereof, or

          (2)  Specialty Laboratories shall have given any Pre-lease Force Majeure Event Notice to BNPPLC, or

          (3)  an Event of Default shall have occurred and be continuing; or

          (4)  a Work/Suspension Event shall have occurred and continued for more than thirty consecutive days after Specialty Laboratories' receipt of a Work/Suspension Notice advising Specialty Laboratories of such Work/Suspension Event, and subsequent to such thirty day period the Work/Suspension Event shall not have been rectified by Specialty Laboratories.

  "Force Majeure Event" means (A) any taking of any part of the Property by eminent domain, and (B) any damage to the Improvements or disruption of the Work that is caused by fire or acts of God (such as flood, lightning, earthquake or hurricane), war, strikes and other labor disputes, or riot or similar civil disturbance, but only to the extent such damage or disruption (i) is beyond the control of and not caused in whole or in part by negligence, illegal acts or willful misconduct on the part of Specialty Laboratories or of its employees or of any other party acting under Specialty Laboratories' control or with the approval or authorization of Specialty Laboratories, and (ii) could not have been avoided or overcome by the exercise of due diligence or foresight on the part of Specialty Laboratories or of any other such party.

  "Funded Construction Allowance" means on any day the Outstanding Construction Allowance on that day, including all Construction Advances and Carrying Costs added to the Outstanding Construction Allowance on or prior to that day, plus the amount of any Qualified Prepayments deducted on or prior to that day in the calculation of such Outstanding Construction Allowance.

Construction Management Agreement - Page 4

  "Future Work" shall have the meaning indicated in subparagraph 4(C)(2)(b).

  "Increased Bank/Cost Charges" shall have the meaning indicated in subparagraph 3(E)(1).

  "Increased Commitment" shall have the meaning indicated in subparagraph 7(B)(6).

  "Increased Funding Commitment" shall have the meaning indicated in subparagraph 7(B)(6)(a).

  "Increased Time Commitment" shall have the meaning indicated in subparagraph 7(B)(6)(b).

  "Initial Funding Advance" shall have the meaning indicated in subparagraph 3(A).

  "Maximum Construction Allowance" means an amount equal to $60,000,000, less the Initial Funding Advance.

  "Notice of Specialty Laboratories' Intent to Terminate" shall have the meaning indicated in subparagraph 7(B)(2).

  "Notice of Specialty Laboratories' Intent to Terminate Because of a Force Majeure Event" shall have the meaning indicated in subparagraph 7(B)(5).

  "Notice of Termination By Specialty Laboratories" shall have the meaning indicated in subparagraph 7(B)(1).

  "Outstanding Construction Allowance" means, as of any date, the difference (but not less than zero) of (A) the total Construction Advances made by or on behalf of BNPPLC on or prior to such date in question, plus (B) all Carrying Costs, Commitment Fees, Administrative Agency Fees, Increased Bank/Cost Charges and Capital Adequacy Charges added on or prior to the date as provided in subparagraph 3, less (C) any funds received and applied as Qualified Prepayments on or prior to such date.

  "Owner's Election to Continue Construction" shall have the meaning indicated in subparagraph 8(A).

  "Participant Default" shall have the meaning indicated in subparagraph 4(G).

  "Pre-lease Casualty" shall have the meaning indicated in subparagraph 2(A)(2)(a).

  "Pre-lease Force Majeure Delays" means delays in the Work to the extent (but only to the extent) such delays (x) are caused solely by a Pre-lease Force Majeure Event, (y) result in a postponement of the Completion Date beyond the Target Completion Date, and (z) could not have avoided or overcome by an increased effort (including overtime) from Specialty Laboratories' contractors and subcontractors in such a manner that would not cause or exacerbate Projected Cost Overruns.

  "Pre-lease Force Majeure Event" means a Force Majeure Event that occurs prior to the Completion Date; provided, however, that if Specialty Laboratories does not notify BNPPLC of any such Force Majeure Event by the delivery of a Pre-lease Force Majeure Event Notice within thirty days after the Force Majeure Event first occurs or commences, then such Force Majeure Event will not qualify as a "Pre-lease Force Majeure Event" for purposes of this Agreement or the other Operative Documents.

  "Pre-lease Force Majeure Event Notice" shall have the meaning indicated in subparagraph 6(B).

  "Pre-lease Force Majeure Excess Costs" means the amount (if any) by which the increase in the costs of the Work resulting directly and solely from a Pre-lease Force Majeure Event (such as, for example, the costs of repairing damage to the Improvements caused by a Pre-lease Force Majeure Event) exceed the amounts available to pay or reimburse Specialty Laboratories for such increased costs. Amounts available to pay or reimburse such increased costs will include (a) insurance proceeds or any recovery from a third party (including any Escrowed Proceeds held by BNPPLC),

Construction Management Agreement - Page 5

  and (b) any part of the Construction Allowance (including any unused contingency amount in the Construction Budget) not used or needed to cover other Reimbursable Construction-Period Costs.

  "Pre-lease Force Majeure Losses" means any of the following Losses that BNPPLC suffers solely by reason of damage to the Improvements caused by a Pre-lease Force Majeure Event:

          (a)  the costs of repairing such damage to the extent that such costs have, as of the date of any required determination of Pre-lease Force Majeure Losses, (i) been paid or reimbursed from a Construction Advance (and thus are included in Stipulated Loss Value as of that date), to be distinguished from costs of repairs paid or reimbursed from insurance proceeds or from any recovery from a third party, and (ii) exceeded amounts (if any) available in the original Construction Allowance for contingencies and thus would not have been covered by the Construction Allowance but for an Increased Funding Commitment;

          (b)  any diminution in the value of the Improvements resulting from any such damage that has not, as of the date of the required determination of Pre-lease Force Majeure Losses, been repaired.

  For purposes of this definition, the diminution in the value of the Improvements, as described in the preceding clause (b), will not exceed the amount thereof estimated in good faith by any independent appraiser or insurance adjuster engaged by BNPPLC to determine such amount after BNPPLC has received a Notice of Pre-lease Force Majeure Event as provided in subparagraph 6(B), nor will it exceed the cost of repairing the damage described in the preceding clause (b) as estimated in good faith by any such independent insurance adjuster or as indicated by any bona fide written bid to make the repairs that BNPPLC obtains from a reputable contractor capable of making the repairs.

  "Prior Work" shall have the meaning indicated in subparagraph 4(C)(2)(b).

  "Projected Cost Overruns" means the excess (if any), calculated as of the date of each Construction Advance Request, of (1) the total of projected Reimbursable Construction-Period Costs yet to be incurred or for which Specialty Laboratories has yet to be reimbursed hereunder (including projected Reimbursable Construction-Period Costs for Future Work), over (2) the balance of the remaining Construction Allowance then projected to be available to cover such costs. The balance of the remaining Construction Allowance then projected to be available will equal: (i) the amount (if any) by which the Maximum Construction Allowance exceeds the Funded Construction Allowance, plus (ii) any Escrowed Proceeds then available or expected to be available to cover costs of repairs and restoration that Specialty Laboratories will perform as part of the Work after a casualty or condemnation, less (iii) all projected future Carrying Costs, Commitment Fees, Administrative Agency Fees and other amounts to be added to the Outstanding Construction Allowance as provided in Paragraph 3, and less (iv) any funds that should have been but were not advanced to BNPPLC by any Defaulting Participants under (and as defined in) the Participation Agreement.

  "Reimbursable Construction-Period Costs" shall have the meaning indicated in subparagraph 4(A).

  "Remaining Proceeds" shall have the meaning indicated in subparagraph 5(A).

  "Scope Change" means a change to the Construction Project that, if implemented, will make the quality, function or capacity of the Improvements "materially different" (as defined below in this subparagraph) than as described or inferred by site plan, plans and renderings referenced in Exhibit B. The term "Scope Change" is not intended to include the mere refinement, correction or detailing of the site plan, plans or renderings submitted to BNPPLC by Specialty Laboratories. As used in this definition, a "material difference" means a difference that could reasonably be expected to (a) cause Stipulated Loss Value to exceed the fair market value of the Property when

Construction Management Agreement - Page 6

  the Construction Project is completed and all Construction Advances required in connection therewith have been funded, or significantly increase any such excess, (b) change the general character of the Improvements from that needed to accommodate the uses to be permitted by subparagraph 2(A) of the Lease, or (c) cause or exacerbate Projected Cost Overruns.

  "Specialty Laboratories' Estimate of Force Majeure Delays" shall have the meaning indicated in subparagraph 7(B)(4).

  "Specialty Laboratories' Estimate of Force Majeure Excess Costs" shall have the meaning indicated in subparagraph 7(B)(3).

  "Target Completion Date" means the last day of the 18th calendar month following the Effective Date.

  "Termination of Specialty Laboratories' Work" means a termination of Specialty Laboratories' rights and obligations to continue the Work because of an election to terminate made by Specialty Laboratories pursuant to subparagraph 7(B) or because of an election by BNPPLC made pursuant to subparagraph 7(C).

  "Third Party Contract" shall have the meaning indicated in subparagraph 2(A)(2)(b).

  "Third Party Contract/Termination Fees" means any amounts, however denominated, for which Specialty Laboratories will be obligated under a Third Party Contract as a result of any election or decision by Specialty Laboratories to terminate such Third Party Contract, including demobilization costs; provided, however, amounts payable for Prior Work [as defined below] as of the date any such termination are not intended to be characterized as Third Party Contract/Termination Fees. If Specialty Laboratories reserves an absolute express right in a Third Party Contract to terminate such contract at any time, without cause, for a specified U.S. dollar amount, such amount will constitute a Third Party Contract/Termination Fee. If no such right is reserved in a Third Party Contract, the amount of damages that Specialty Laboratories is required to pay (in addition to payments required for Prior Work) upon an anticipatory repudiation of the Third Party Contract by Specialty Laboratories will qualify as a "Third Party Contract/Termination Fee" applicable to such contract for purposes of this Agreement.

  "Work" shall have the meaning indicated in subparagraph 2(A)(2)(a).

  "Work/Suspension Event" means any of the following:

          (1)  Projected Cost Overruns shall have become more likely than not, in BNPPLC's good faith judgment (taking into account (i) any failure of a Defaulting Participant to provide funds to BNPPLC as required by the Participation Agreement and the funding arrangements contemplated by subparagraph 4(G) after any such failure, and (ii) any notices or Construction Draw Requests from Specialty Laboratories indicating that a Pre-lease Force Majeure Event may result in Projected Cost Overruns), and BNPPLC shall have notified Specialty Laboratories of such judgement and the reasons therefor.

          (2)  Delays in the Work (including any delays resulting from damage to the Property by fire or other casualty or from any taking of any part of the Property by condemnation) shall have made it substantially unlikely, in BNPPLC's good faith judgment, that Specialty Laboratories will be able to complete the Construction Project in accordance with the requirements of this Agreement prior to the Target Completion Date using only the funds available to Specialty Laboratories under this Agreement, and BNPPLC shall have notified Specialty Laboratories of such judgement and the reasons therefor.

          (3)  BNPPLC shall have requested, and Specialty Laboratories shall have failed to provide within thirty days after receipt of the request, with respect to any Construction Advance:

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  (1) invoices, requests for payment from contractors and other evidence reasonably establishing that the costs and expenses for which Specialty Laboratories has requested or is requesting reimbursement constitute actual Reimbursable Construction-Period Costs, and (2) canceled checks, lien waivers or other evidence reasonably establishing that all prior Construction Advances paid to Specialty Laboratories have been used by Specialty Laboratories to pay the Reimbursable Construction-Period Costs for which the prior advances were requested and made.

  "Work/Suspension Notice" means a notice from BNPPLC to Specialty Laboratories advising Specialty Laboratories of any event or circumstances that constitute a Work/Suspension Event and advising Specialty Laboratories that (1) before the Work/Suspension Event is rectified BNPPLC may limit Construction Advances to Specialty Laboratories as permitted by this Agreement, and (2) unless Specialty Laboratories does rectify the Work/Suspension Event within thirty days after Specialty Laboratories' receipt of such notice, BNPPLC may elect to send an FOCB Notice in anticipation of a Termination of Specialty Laboratories' Work.

  "Work/Suspension Period" means any period (1) beginning with the date of any Work/Suspension Notice, FOCB Notice or Notice of Specialty Laboratories' Intent to Terminate, and (2) ending on the earlier of (a) the first date upon which (i) no Work/Suspension Events shall be continuing, and (ii) no 97-10/Events shall have occurred, or (b) the effective date of any Termination of Specialty Laboratories' Work as described in subparagraph 7(B) or subparagraph 7(C).

        2.    CONSTRUCTION AND MANAGEMENT OF THE PROPERTY BY SPECIALTY LABORATORIES.

(A)
The Construction Project.

(1)
Construction Approvals by BNPPLC.

            (a)    Preconstruction Approvals by BNPPLC.    Specialty Laboratories submitted and obtained BNPPLC's approval of the site plan and descriptions of the Construction Project referenced in Exhibit B. Also set forth in Exhibit B is a general description of the Construction Project. The Construction Project, as constructed by Specialty Laboratories pursuant to this Agreement, and all construction contracts and other agreements executed or adopted by Specialty Laboratories in connection therewith, shall be not materially inconsistent with the plans or other items referenced in Exhibit B, except to the extent otherwise provided by any Scope Change approved by BNPPLC and except as otherwise provided in subparagraph 8(A) if BNPPLC should make an Owner's Election to Continue Construction after any Termination of Specialty Laboratories' Work.

            (b)    Approval of Scope Changes.    Before making a Scope Change, Specialty Laboratories shall provide to BNPPLC a reasonably detailed written description of the Scope Change, a revised Construction Budget and a copy of any changes to the drawings, plans and specifications for the Improvements required in connection therewith, all of which must be approved in writing by BNPPLC (or by any inspecting architect appointed by BNPPLC from time to time) before the Scope Change is implemented. After receiving such items, BNPPLC shall endeavor in good faith to promptly respond to any request by Specialty Laboratories for approval of a Scope Change. BNPPLC shall not, however, be liable for any failure to provide a prompt response. Further, BNPPLC's approval shall not in any event constitute a waiver of subparagraph 2(A)(3) or of any other provision of this Agreement or other Operative Documents.

          (2)    Specialty Laboratories' Right to Possession and to Control Construction.    Subject to the terms and conditions set forth in this Agreement, and prior to any Termination of Specialty Laboratories' Work as provided in subparagraphs 7(B) and 7(C), Specialty Laboratories shall have possession of the Land and all Improvements on the Land to the exclusion of BNPPLC and shall have the sole right to control and the sole responsibility for the design and construction of the Construction Project, including the means, methods, sequences and procedures implemented to

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  accomplish such design and construction. Although title to all Improvements will pass directly to BNPPLC (as more particularly provided in subparagraph 2(C)), BNPPLC's obligation with respect to the Construction Project shall be limited to the making of advances under and subject to the conditions set forth in this Agreement. Without limiting the foregoing, Specialty Laboratories acknowledges and agrees that:

            (a)    Performance of the Work.    Except as provided in subparagraphs 7(A) and 7(D), Specialty Laboratories must, using its best skill and judgment and in an expeditious and economical manner not inconsistent with the interests of BNPPLC, perform or cause to be performed all work required, and will provide or cause to be provided all supplies and materials required, to design and complete construction of the Construction Project (collectively "Work") no later than the Target Completion Date. The Work will include obtaining all necessary building permits and other governmental approvals required in connection with the design and construction of the Construction Project, or required in connection with the use and occupancy thereof (e.g., final certificates of occupancy). The Work will also include any repairs or restoration required because of damage to Improvements by fire or other casualty prior to the Completion Date (a "Pre-lease Casualty"); however, the cost of any such repairs or restoration will be subject to reimbursement not only through Construction Advances made to Specialty Laboratories on and subject to the terms and conditions of this Agreement, but also through the application of Escrowed Proceeds as provided in Paragraph 5. Specialty Laboratories will carefully schedule and supervise all Work, will check all materials and services used in connection with all Work and will keep full and detailed accounts as may be necessary to document expenditures made or expenses incurred for the Work.

            (b)    Third Party Contracts.

                (i)  Specialty Laboratories shall not enter into any construction contract or other agreement with a third party concerning the Work or the Construction Project (a "Third Party Contract") in the name of BNPPLC or otherwise purport to bind BNPPLC to any obligation to any third party.

              (ii)  In any Third Party Contract between Specialty Laboratories and any of its Affiliates (an "Affiliate's Contract") Specialty Laboratories shall reserve the right to terminate such contract at any time, without cause, and without subjecting Specialty Laboratories to liability for any Third Party Contract/Termination Fee. Further, Specialty Laboratories shall not enter into any Affiliate's Contract that obligates Specialty Laboratories to pay more than would be required under an arms-length contract or that would require Specialty Laboratories to pay its Affiliate any amount in excess of the sum of actual, out-of-pocket direct costs and internal labor costs incurred by the Affiliate to perform such contract.

            (c)    Adequacy of Drawings, Specifications and Budgets.    BNPPLC has not made and will not make any representations as to the adequacy of the Construction Budget or any other budget or any site plans, renderings, plans, drawings or specifications for the Construction Project, and no modification of any such budgets, site plans, renderings, plans, drawings or specifications that may be required from time to time will entitle Specialty Laboratories to any adjustment in the Construction Allowance.

            (d)    Existing Condition of the Land and Improvements.    Specialty Laboratories is familiar with the conditions of the Land and any existing Improvements on the Land. Specialty Laboratories shall have no claim for damages against BNPPLC or for an increase in the Construction Allowance or for an extension of the deadline specified in

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    subparagraph 2(A)(2)(a) for completing the Work by reason of any condition (concealed or otherwise) of or affecting the Land or Improvements.

            (e)    Correction of Defective Work.    Specialty Laboratories will promptly correct all Work performed prior to any Termination of Specialty Laboratories' Work that does not comply with the requirements of this Agreement for any reason other than a Pre-lease Casualty ("Defective Work"). If Specialty Laboratories fails to correct any Defective Work or fails to carry out Work in accordance with this Agreement, BNPPLC may (but will not be required to) order Specialty Laboratories to stop all Work until the cause for such failure has been eliminated.

            (f)    Clean Up.    Upon the completion of all Work, Specialty Laboratories will remove all waste material and rubbish from and about the Land, as well as all tools, construction equipment, machinery and surplus materials. Specialty Laboratories will keep the Land and the Improvements thereon in a reasonably safe and sightly condition as Work progresses.

            (g)    No Damage for Delays.    Specialty Laboratories shall have no claim for damages against BNPPLC or for an increase in the Construction Allowance by reason of any delay in the performance of any Work. Nor shall Specialty Laboratories have any claim for an extension of the deadline specified in subparagraph 2(A)(2)(a) for completing the Work because of any such period of delay, unless, however, such delay has been caused by BNPPLC's intentional interference with Work. In the event (and only to the extent) that any such intentional interference by BNPPLC continues after Specialty Laboratories provides written notice to cease, Specialty Laboratories shall be entitled to an extension of such deadline. BNPPLC's exercise of its rights and remedies permitted under this Agreement or the other Operative Documents will not be construed as intentional interference with Specialty Laboratories' performance of any Work.

            (h)    No Fee For Construction Management.    Specialty Laboratories shall have no claim under this Agreement for any fee or other compensation or for any reimbursement of internal administrative or overhead expenses (other than the out-of-pocket overhead expenses properly included in the Construction Budget), it being understood that Specialty Laboratories is executing this Agreement in consideration of the rights expressly granted to it herein and in the other Operative Documents.

          (3)    Quality of Work.    Specialty Laboratories shall cause the Work undertaken and administered by it pursuant to this Agreement to be performed (a) in a safe and good and workmanlike manner, (b) in accordance with Applicable Laws, and (c) in compliance with (i) the provisions of this Agreement, (ii) the material provisions of the Permitted Encumbrances and (iii) the material provisions of the Development Documents.

        (B)    Completion Notice.    Within ten Business Days after Specialty Laboratories substantially completes construction of the Construction Project and obtains any certificate of substantial completion or other permit (temporary or permanent) required for the commencement of Specialty Laboratories' use and occupancy of the Improvements, Specialty Laboratories must provide a notice (a "Completion Notice") to BNPPLC, advising BNPPLC thereof, and thereby establish the Completion Date. For purposes of this Agreement and the other Operative Documents, BNPPLC will be entitled to rely without investigation upon any such notice given by Specialty Laboratories as evidence that Specialty Laboratories has, in fact, substantially completed the Construction Project and has obtained any certificate of substantial completion or other permit (temporary or permanent) required for the commencement of Specialty Laboratories' use of the Improvements, and after giving any such notice Specialty Laboratories will be estopped from later claiming that the Completion Date has not occurred.

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        (C)    Status of Improvements and Other Property Acquired With BNPPLC's Funds.    All Improvements constructed on the Land as provided in this Agreement shall constitute "Property" for purposes of the Lease and other Operative Documents. Further, to the extent heretofore or hereafter acquired (in whole or in part) with any portion of the Initial Funding Advance or with any Construction Advances or with other funds for which Specialty Laboratories receives reimbursement from the Initial Funding Advance or Construction Advances, all furnishings, furniture, chattels, permits, licenses, franchises, certificates and other personal property of whatever nature shall have been acquired on behalf of BNPPLC by Specialty Laboratories and shall constitute "Property" for purposes of the Lease and other Operative Documents, as shall all renewals or replacements of or substitutions for any such Property. The parties do not intend that title to the Improvements or to any other such Property will pass through Specialty Laboratories or Specialty Laboratories' Affiliates before it is transferred to BNPPLC from contractors, suppliers, vendors or other third Persons, but such Property will be accepted by BNPPLC subject to the terms and conditions of the other Operative Documents, including subparagraph 4(C)(1) of the Lease (concerning the characterization of the Lease and other Operative Documents for tax and certain other purposes). Although nothing herein shall constitute authorization of Specialty Laboratories by BNPPLC to bind BNPPLC to any construction contract or other agreement with a third Person, any construction contract or other agreement executed by Specialty Laboratories for the acquisition or construction of Improvements or other components of the Property may provide for the transfer of title as described in the preceding sentence.

        (D)    Insurance.

          (1)    Liability Insurance.    Throughout the period prior to any Termination of Specialty Laboratories' Work, Specialty Laboratories shall maintain commercial general liability insurance against claims for bodily and personal injury, death and property damage occurring in or upon or resulting from any occurrence in or upon the Property under one or more insurance policies that satisfy the Minimum Insurance Requirements, which are set forth in an exhibit to the Common Definitions and Provisions Agreement. Specialty Laboratories shall deliver and maintain with BNPPLC for each liability insurance policy required by this Agreement written confirmation of the policy and the scope of the coverage provided thereby issued by the applicable insurer or its authorized agent, which confirmation must also satisfy the Minimum Insurance Requirements.

          (2)    Property Insurance.    Throughout the period prior to any Termination of Specialty Laboratories' Work, Specialty Laboratories will also keep all Improvements (including all alterations, additions and changes made to the Improvements) insured against fire and other casualty under one or more property insurance policies that satisfy the Minimum Insurance Requirements. Specialty Laboratories shall deliver and maintain with BNPPLC for each property insurance policy required by this Agreement written confirmation of the policy and the scope of the coverage provided thereby issued by the applicable insurer or its authorized agent, which confirmation must also satisfy the Minimum Insurance Requirements. If any of the Property is destroyed or damaged by fire, explosion, windstorm, hail or by any other casualty against which insurance shall have been required hereunder, (i) BNPPLC may, but shall not be obligated to, make proof of loss if not made promptly by Specialty Laboratories after notice from BNPPLC, (ii) each insurance company concerned is hereby authorized and directed to make payment for such loss directly to BNPPLC for application as required by Paragraph 5, and (iii) BNPPLC may settle, adjust or compromise any and all claims for loss, damage or destruction under any policy or policies of insurance (provided, that so long as no 97-10/Event shall have occurred and no Event of Default shall have occurred and be continuing, BNPPLC must provide Specialty Laboratories with at least forty-five days notice of BNPPLC's intention to settle any such claim before settling it unless Specialty Laboratories shall already have approved of the settlement by BNPPLC). BNPPLC shall not be in any event or circumstances liable or responsible for failure to collect, or to exercise diligence in the collection of, any insurance proceeds. If any casualty shall result in

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  damage to or loss or destruction of the Property, Specialty Laboratories shall give prompt notice thereof to BNPPLC and Paragraph 5 shall apply.

          (3)    Failure of Specialty Laboratories to Obtain Insurance.    If Specialty Laboratories fails to obtain any insurance or to provide confirmation of any insurance as required by this Agreement, BNPPLC shall be entitled (but not required) to obtain the insurance that Specialty Laboratories has failed to obtain or for which Specialty Laboratories has not provided the required confirmation and, without limiting BNPPLC's other remedies under the circumstances, BNPPLC may charge the cost of such insurance against the Construction Allowance as if it were a Construction Advance paid to Specialty Laboratories as hereinafter provided.

          (4)    Waiver of Subrogation.    Specialty Laboratories, for itself and for any Person claiming through it (including any insurance company claiming by way of subrogation), waives any and every claim which arises or may arise in its favor against BNPPLC or any other Interested Party for any and all Losses, to the extent that Specialty Laboratories is compensated by insurance or would be compensated by the insurance policies contemplated in this Agreement, but for any deductible or self-insured retention maintained under such insurance or but for a failure of Specialty Laboratories to maintain the insurance as required by this Agreement. Specialty Laboratories agrees to have such insurance policies properly endorsed so as to make them valid notwithstanding this waiver, if such endorsement is required to prevent a loss of insurance.

        (E)    Condemnation.    Immediately upon obtaining knowledge of the institution of any proceedings for the condemnation of the Property or any portion thereof, or any other similar governmental or quasi-governmental proceedings arising out of injury or damage to the Property or any portion thereof, each party shall promptly notify the other (provided, however, BNPPLC shall have no liability for its failure to provide such notice) of the pendency of such proceedings. Prior to any Termination of Specialty Laboratories' Work, Specialty Laboratories shall, if requested by BNPPLC, diligently prosecute any such proceedings and shall consult with BNPPLC, its attorneys and experts and cooperate with them as reasonably requested in the carrying on or defense of any such proceedings. All proceeds of condemnation awards or proceeds of sale in lieu of condemnation with respect to the Property and all judgments, decrees and awards for injury or damage to the Property shall be paid to BNPPLC as Escrowed Proceeds, and all such proceeds will be applied as provided in Paragraph 5. BNPPLC is hereby authorized, in its own name or in the name of Specialty Laboratories or in the name of both, to settle and deliver valid acquittances for, or to challenge and to appeal from, any such judgment, decree or award concerning condemnation of any of the Property (provided, that so long as no 97-10/Event shall have occurred and no Event of Default shall have occurred and be continuing, BNPPLC must provide Specialty Laboratories with at least forty-five days notice of BNPPLC's intention to settle any such claim before settling it unless Specialty Laboratories shall already have approved of the settlement by BNPPLC). BNPPLC shall not be in any event or circumstances liable or responsible for failure to collect, or to exercise diligence in the collection of, any such proceeds, judgments, decrees or awards.

        (F)    Indemnity for Covered Construction-Period Losses.

          (1)    Covenant to Indemnify Against Covered Construction-Period Losses.    Except as otherwise provided in subparagraph 2(F)(8) below, Specialty Laboratories shall indemnify and defend BNPPLC and other Interested Parties from and against all of the following Losses ("Covered Construction-Period Losses"):

            (a)  Environmental Losses incurred or suffered by any Interested Party;

            (b)  Losses incurred or suffered by BNPPLC that BNPPLC would not have incurred or suffered but for any act or any omission of Specialty Laboratories or of any Specialty Laboratories' contractors or subcontractors during the period prior to any Termination of Specialty Laboratories' Work as provided in subparagraphs 7(B) and 7(C) or during any other

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    period that Specialty Laboratories does, in fact, remain in possession or control of the Construction Project (including any failure by Specialty Laboratories to obtain or maintain insurance as required by this Agreement during such period; but excluding, however, as described below, certain Losses consisting of claims related to any failure of Specialty Laboratories to complete the Construction Project);

            (c)  Losses incurred or suffered by BNPPLC that would not have been incurred but for any fraud, misapplication of funds (including Construction Advances), illegal acts, or willful misconduct on the part of the Specialty Laboratories or its employees or of any other party acting under Specialty Laboratories' control or with the approval or authorization of Specialty Laboratories; and

            (d)  Losses incurred or suffered by BNPPLC that would not have been incurred but for any bankruptcy proceeding involving Specialty Laboratories.

  For purposes of clause (a) of this subparagraph, "Environmental Losses" will not include costs properly incurred in connection with the Work to prevent the occurrence of a violation of Environmental Laws that did not previously exist. (For example, Environmental Losses will not include the increase in costs resulting from Specialty Laboratories' installation of fire proofing materials other than asbestos because of Environmental Laws that prohibit the use of asbestos.) In contrast, all costs to correct or answer for any violation of Environmental Laws that has already occurred or that Specialty Laboratories causes or permits to occur after the Effective Date in connection with the Work or the Property shall constitute Environmental Losses. (Thus, for instance, if Specialty Laboratories releases Hazardous Materials from the Property in a manner that contaminates ground water in violation of Environmental Laws, the costs of correcting the contamination and any applicable fines or penalties will constitute Environmental Losses for which Specialty Laboratories must indemnify and defend BNPPLC and the other Interested Parties pursuant to this subparagraph.)

  If a third party asserts a claim for damages against BNPPLC because of injuries the third party sustained while on the Land as a result of Specialty Laboratories' breach of its obligations under this Agreement to keep the Land and the Improvements thereon in a reasonably safe condition as Work progresses under Specialty Laboratories' direction and control, then any such claim and other Losses resulting from such claim will constitute a Covered Construction Losses under clause (b) of this definition.

  It is understood, however, that following a Termination of Specialty Laboratories' Work as provided in as provided in subparagraphs 7(B) and 7(C), the failure of Specialty Laboratories to complete construction of the Construction Project will not necessarily constitute a breach of this Agreement. Moreover, additional costs of construction may result from Specialty Laboratories' failure to complete the Construction Project if a Termination of Specialty Laboratories' Work occurs pursuant to subparagraphs 7(B) and 7(C). Nevertheless, clause (b) of this subparagraph will not be construed to include any such additional costs of performing the Work or completing the Construction Project. Such additional costs will, however, qualify as 97-10/Project Costs and thus will increase the 97-10/Maximum Permitted Prepayment.

  For the purposes of clause (c) of this definition, "fraud" or "willful misconduct" shall include (i) any deliberate decision by Specialty Laboratories to make a Scope Change without BNPPLC's prior written approval, (ii) any fraud or intentional misrepresentation by Specialty Laboratories, or its vendors, contractors or subcontractors regarding Specialty Laboratories' ongoing compliance with the requirements of this Agreement, and (iii) the performance by Specialty Laboratories or its vendors, contractors or subcontractors of Defective Work, with Specialty Laboratories' knowledge that it constitutes Defective Work, prior to any Termination of Specialty Laboratories' Work as provided in subparagraphs 7(B) and 7(C).

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          (2)    Express Negligence Protection.    EXCEPT AS OTHERWISE PROVIDED IN SUBPARAGRAPH 2(F)(8) BELOW, ALL INDEMNITIES AND RELEASES PROVIDED HEREIN FOR THE BENEFIT OF BNPPLC AND OTHER INTERESTED PARTIES, INCLUDING THE INDEMNITY SET FORTH IN THE PRECEDING SUBPARAGRAPH 2(F)(1), SHALL APPLY EVEN IF AND WHEN THE SUBJECT MATTERS OF THE INDEMNITIES AND RELEASES ARE CAUSED BY OR ARISE OUT OF THE NEGLIGENCE OR STRICT LIABILITY OF BNPPLC OR ANOTHER INTERESTED PARTY. FURTHER, SUCH INDEMNITIES AND RELEASES WILL APPLY EVEN IF INSURANCE OBTAINED BY SPECIALTY LABORATORIES OR REQUIRED OF SPECIALTY LABORATORIES BY THIS AGREEMENT OR OTHER OPERATIVE DOCUMENTS IS NOT ADEQUATE TO COVER LOSSES AGAINST OR FOR WHICH THE INDEMNITIES AND RELEASES ARE PROVIDED. SPECIALTY LABORATORIES' LIABILITY, HOWEVER, FOR ANY FAILURE TO OBTAIN INSURANCE REQUIRED BY THIS AGREEMENT OR OTHER OPERATIVE DOCUMENTS WILL NOT BE LIMITED TO LOSSES AGAINST WHICH INDEMNITIES ARE PROVIDED HEREIN, IT BEING UNDERSTOOD THAT SUCH INSURANCE IS INTENDED TO DO MORE THAN PROVIDE A SOURCE OF PAYMENT FOR LOSSES AGAINST WHICH BNPPLC AND OTHER INTERESTED PARTIES ARE ENTITLED TO INDEMNIFICATION BY THIS AGREEMENT.

          (3)    Survival of Indemnity.    Specialty Laboratories' obligations under this subparagraph 2(F) shall survive the termination or expiration of this Agreement and any Termination of Specialty Laboratories' Work.

          (4)    Due Date for Indemnity Payments.    Any amount to be paid by Specialty Laboratories under this subparagraph 2(F) shall be due fifteen days after a notice requesting such payment is received by Specialty Laboratories. Any such amount not paid by Specialty Laboratories when first due shall bear interest at the Default Rate in effect from time to time from the date it first became due until paid; provided, that nothing herein contained will be construed as permitting the charging or collection of interest at a rate exceeding the maximum rate permitted under Applicable Laws.

          (5)    Order of Application of Payments.    BNPPLC shall be entitled to apply any payments by or on behalf of Specialty Laboratories against Specialty Laboratories' obligations under this subparagraph or against other amounts owing by Specialty Laboratories and then past due under any of the other Operative Documents in the order the same became due or in such other order as BNPPLC may elect.

          (6)    Defense of Indemnified Parties.    If an Interested Party notifies Specialty Laboratories of any claim or proceeding included in, or any investigation or allegation concerning, Losses for which Specialty Laboratories is responsible pursuant to this subparagraph 2(F), Specialty Laboratories shall assume on behalf of the Interested Party and conduct with due diligence and in good faith the investigation and defense thereof and the response thereto with counsel selected by Specialty Laboratories, but reasonably satisfactory to the Interested Party; provided, that the Interested Party shall have the right to be represented by advisory counsel of its own selection and at its own expense; and provided further, that if any such claim, proceeding, investigation or allegation involves both Specialty Laboratories and the Interested Party and the Interested Party shall have reasonably concluded that there are legal defenses available to it which are inconsistent with those available to Specialty Laboratories, then the Interested Party shall have the right to select separate counsel to participate in the investigation and defense of and response to such claim, proceeding, investigation or allegation on its own behalf, and Specialty Laboratories shall pay or reimburse the Interested Party for all Attorney's Fees incurred by the Interested Party because of the selection of such separate counsel. If Specialty Laboratories fails to assume promptly (and in any event within fifteen days after being notified of the applicable claim, proceeding, investigation or allegation) the defense of the Interested Party, then the Interested

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  Party may contest (or settle, with the prior consent of Specialty Laboratories, which consent will not be unreasonably withheld) the claim, proceeding, investigation or allegation at Specialty Laboratories' expense using counsel selected by the Interested Party. Moreover, if any such failure by Specialty Laboratories continues for thirty days or more after Specialty Laboratories is notified of any such claim, proceeding, investigation or allegation, then the Interested Party may provide an additional notice of its rights to contest or settle pursuant to this subparagraph. And if such failure continues for yet another thirty days after such additional notice is given, then the Interested Party may elect not to contest or continue contesting such claim, proceeding, investigation or allegation and instead, in accordance with the written advice of counsel, settle (or pay in full) any or all claims against the Interested Party related thereto without Specialty Laboratories' consent and without releasing Specialty Laboratories from any obligations to the Interested Party under this subparagraph 2(F). The right to settle as described in the preceding sentence, however, shall not be construed as authorization to bind Specialty Laboratories itself to any admission of liability or responsibility or to any settlement agreement or other contract made with a third party claimant. Further, it is understood that no Interested Party shall bind or purport to bind Specialty Laboratories to any such admission or settlement agreement or other contract.

          (7)    Notice of Claims to Specialty Laboratories.    If an Interested Party receives a written notice of claims that such Interested Party believes are covered by the indemnity in subparagraph 2(F)(1), then such Interested Party will be expected to promptly furnish a copy of such notice to Specialty Laboratories. The failure to so provide a copy of the notice to Specialty Laboratories shall not excuse Specialty Laboratories from its obligations under subparagraph 2(F)(1); provided, that if such failure continues for more than fifteen days after the notice is received by such Interested Party and Specialty Laboratories is unaware of the matters described in the notice, with the result that Specialty Laboratories is unable to assert defenses or to take other actions which could minimize its obligations, then Specialty Laboratories shall be excused from its obligation to indemnify such Interested Party (and any Affiliate of such Interested Party) against the Losses, if any, which would not have been incurred or suffered but for such failure. For example, if BNPPLC fails to provide Specialty Laboratories with a copy of a notice of a claim covered by the indemnity set out in subparagraph 2(F)(1) and Specialty Laboratories is not otherwise already aware of such obligation, and if as a result of such failure BNPPLC becomes liable for penalties and interest covered by the indemnity in excess of the penalties and interest that would have accrued if Specialty Laboratories had been promptly provided with a copy of the notice, then Specialty Laboratories will be excused from any obligation to BNPPLC (or any Affiliate of BNPPLC) to pay the excess.

          (8)    Exceptions to Indemnity for Excluded Taxes and Established Misconduct.    Nothing in this subparagraph 2(F) or other provisions of this Agreement shall be construed to require Specialty Laboratories to reimburse or pay Excluded Taxes or Losses incurred or suffered by any Interested Party that are proximately caused by (and attributed by any applicable principles of comparative fault to) the Established Misconduct of that Interested Party.

        (G)    Additional Representations, Warranties and Covenants of Specialty Laboratories Concerning the Property.    Without limiting the rights granted to Specialty Laboratories by other provisions of this Agreement to be reimbursed from Construction Advances (as hereinafter provided) for the cost of complying with the following, Specialty Laboratories represents, warrants and covenants as follows:

          (1)    Payment of Impositions.    Throughout the period prior to any Termination of Specialty Laboratories' Work, Specialty Laboratories shall pay or cause to be paid prior to delinquency all ad valorem taxes assessed against the Property and other Impositions. If requested by BNPPLC from time to time, Specialty Laboratories shall furnish BNPPLC with receipts or other appropriate evidence showing payment of all Impositions prior to the applicable delinquency date therefor.

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          (2)    Operation and Maintenance.    Throughout the period prior to any Termination of Specialty Laboratories' Work, Specialty Laboratories shall operate and maintain the Property in a good and workmanlike manner and substantially in compliance with all Applicable Laws and will pay or cause to be paid all fees or charges of any kind in connection therewith. (If Specialty Laboratories does not promptly correct any failure of the Property to comply with Applicable Laws that is the subject of a written notice given to Specialty Laboratories or BNPPLC by any governmental authority, then for purposes of the preceding sentence, Specialty Laboratories shall be considered not to have maintained the Property "substantially in accordance with Applicable Laws" whether or not the noncompliance would be substantial in the absence of the notice.) Specialty Laboratories shall not use or occupy, or allow the use or occupancy of, the Property in any manner which violates any Applicable Law or which constitutes a public or private nuisance or which makes void, voidable or cancelable any insurance then in force with respect thereto. Without limiting the generality of the foregoing, Specialty Laboratories shall not conduct or permit others to conduct Hazardous Substance Activities on the Property, except Permitted Hazardous Substance Use and Remedial Work; and Specialty Laboratories shall not discharge or permit the discharge of anything (including Permitted Hazardous Substances) on or from the Property that would require any permit under applicable Environmental Laws, other than (1) storm water runoff, (2) fume hood emissions, (3) waste water discharges through a publicly owned treatment works, (4) discharges that are a necessary part of any Remedial Work, and (5) other similar discharges consistent with the definition herein of Permitted Hazardous Substance Use which do not significantly increase the risk of Environmental Losses to BNPPLC, in each case in strict compliance with Environmental Laws. To the extent that any of the following would, individually or in the aggregate, increase the likelihood of a 97-10/Event or materially and adversely affect the value of the Property or the use of the Property for purposes permitted by this Agreement, Specialty Laboratories shall not, without BNPPLC's prior consent: (i) initiate or permit any zoning reclassification of the Property; (ii) seek any variance under existing zoning ordinances applicable to the Property; (iii) use or permit the use of the Property in a manner that would result in such use becoming a nonconforming use under applicable zoning ordinances or similar laws, rules or regulations; (iv) execute or file any subdivision plat affecting the Property; or (v) consent to the annexation of the Property to any municipality. Specialty Laboratories shall not cause or permit any drilling or exploration for, or extraction, removal or production of, minerals from the surface or subsurface of the Property, and Specialty Laboratories shall not do anything that could reasonably be expected to significantly reduce the market value of the Property. If Specialty Laboratories receives a notice or claim from any federal, state or other governmental authority that the Property is not in compliance with any Applicable Law, or that any action may be taken against BNPPLC because the Property does not comply with any Applicable Law, Specialty Laboratories shall promptly furnish a copy of such notice or claim to BNPPLC.

          (3)    Debts for Construction, Maintenance, Operation or Development.    Specialty Laboratories shall promptly pay or cause to be paid all debts and liabilities incurred it or its contractors or subcontractors in the construction, maintenance, operation or development of the Property. Such debts and liabilities will include those incurred for labor, material and equipment and all debts and charges for utilities servicing the Property.

          (4)    Permitted Encumbrances, Development Documents and the Ground Lease.    Specialty Laboratories shall comply with and will cause to be performed all of the covenants, agreements and obligations imposed upon the owner of any interest in the Property by the Permitted Encumbrances or the Development Documents or the Ground Lease throughout the period prior to any Termination of Specialty Laboratories' Work. Specialty Laboratories shall not, without the prior consent of BNPPLC, enter into, initiate, approve or consent to any modification of any Permitted Encumbrance or Development Document that would create or expand or purport to create or expand obligations or restrictions encumbering BNPPLC's interest in the Property.

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          (5)    Books and Records Concerning the Property.    Specialty Laboratories shall keep books and records that are accurate and complete in all material respects for Specialty Laboratories' construction and management of the Property as contemplated in this Agreement and will permit all such books and records (including all contracts, statements, invoices, bills and claims for labor, materials and services supplied for the construction and operation of any Improvements) to be inspected and copied by BNPPLC.

        (H)    BNPPLC's Right of Access.

          (1)    Access Generally.    BNPPLC and BNPPLC's representatives may enter the Property at any time for the purpose of making inspections or performing any work BNPPLC is authorized to undertake by the next subparagraph or for the purpose confirming whether Specialty Laboratories has complied with the requirements of this Agreement or the other Operative Documents. However, prior to any Termination of Specialty Laboratories' Work, BNPPLC or BNPPLC's representative will, before making any entry upon the Property or performing any work on the Property authorized by this Agreement, if then requested to do so by Specialty Laboratories in order to maintain Specialty Laboratories' security: (i) sign in at Specialty Laboratories' security or information desk if Specialty Laboratories has such a desk on the premises, (ii) wear a visitor's badge or other reasonable identification, (iii) permit an employee of Specialty Laboratories to observe such inspection or work, and (iv) comply with other similar reasonable nondiscriminatory security requirements of Specialty Laboratories that do not, individually or in the aggregate, significantly interfere with inspections or work of BNPPLC authorized by this Agreement.

          (2)    Failure of Specialty Laboratories to Perform.    If Specialty Laboratories fails to perform any act or to take any action required of it by this Agreement or other Operative Documents, or to pay any money which Specialty Laboratories is required by this Agreement or other Operative Documents to pay, and if such failure or action constitutes an Event of Default or renders BNPPLC or any director, officer, employee or Affiliate of BNPPLC at risk of criminal prosecution or renders BNPPLC's interest in the Property or any part thereof at risk of forfeiture by forced sale or otherwise, then in addition to any other remedies specified herein or otherwise available, BNPPLC may, perform or cause to be performed such act or take such action or pay such money. (To the extent that expenses so incurred by BNPPLC, and money so paid by BNPPLC, qualify as a Covered Construction-Period Losses, Specialty Laboratories must pay the same to BNPPLC upon demand. If any such expenses incurred or money paid do not qualify as Covered Construction-Period Losses, but do constitute 97-10/Project Costs, BNPPLC may treat them as Construction Advances hereunder. To the extent that any such expenses incurred or money paid do not qualify as Covered Construction-Period Losses and do constitute 97-10/Project Costs, they will be included—with interest—in the Balance of Unpaid Construction Period Losses under and as defined in the Purchase Agreement.) Further, BNPPLC, upon making such payment, shall be subrogated to all of the rights of the person, corporation or body politic receiving such payment. But nothing herein shall imply any duty upon the part of BNPPLC to do any work which, under any provision of this Agreement or otherwise, Specialty Laboratories may be required to perform, and the performance thereof by BNPPLC shall not constitute a waiver of Specialty Laboratories' default. BNPPLC may during the progress of any such work permitted by BNPPLC hereunder on or in the Property keep and store upon the Property all necessary materials, tools, and equipment. BNPPLC shall not in any event be liable for inconvenience, annoyance, disturbance, loss of business, or other damage to Specialty Laboratories or the subtenants or invitees of Specialty Laboratories by reason of BNPPLC's performance of any such work, or on account of bringing materials, supplies and equipment into or through the Property during the course of such work, and the obligations of Specialty Laboratories under this Agreement and the other Operative Documents shall not thereby be excused in any manner.

Construction Management Agreement - Page 17

3.    AMOUNTS TO BE ADDED TO STIPULATED LOSS VALUE (IN ADDITION TO CONSTRUCTION ADVANCES).

        (A)    Initial Funding Advance.    Upon execution and delivery of this Agreement by BNPPLC, an advance (the "Initial Funding Advance") shall be made by BNPPLC to cover the cost of certain Transaction Expenses and other amounts described in this subparagraph. The amount of the Initial Funding Advance, which will be included in Stipulated Loss Value, may be confirmed by a separate closing certificate executed by Specialty Laboratories as of the Effective Date. An upfront fee (the "Upfront Fee"), an arrangement fee (the "Arrangement Fee") and an initial administrative agency fee (an "Administrative Agency Fee") will all be paid from the Initial Funding Advance (and thus be included in Stipulated Loss Value) in the amounts provided in the Term Sheet. To the extent that BNPPLC does not itself use the entire the Initial Funding Advance to pay such fees and Transaction Expenses incurred by BNPPLC, the remainder thereof will be advanced to Specialty Laboratories, with the understanding that Specialty Laboratories shall use any such amount advanced for one or more of the following purposes: (1) the payment or reimbursement of Transaction Expenses incurred by Specialty Laboratories; (2) the payment or reimbursement of expenses incurred by Specialty Laboratories in connection with the Construction Project, including the planning, design, engineering, construction and permitting of thereof; (3) the maintenance of the Property; or (4) the payment of other amounts due pursuant to the Operative Documents.

        (B)    Carrying Costs.    For each Construction Period certain charges ("Carrying Costs") shall accrue and be added to the Outstanding Construction Allowance on the last day of such Construction Period (i.e., generally on the Advance Date upon which such Construction Period ends). If, however, for any reason Stipulated Loss Value (and thus the Outstanding Construction Allowance included as a component thereof) must be determined as of any date between Advance Dates, the Outstanding Construction Allowance determined on such date shall include not only Carrying Costs added on or before the immediately preceding Advance Date computed as described below, but also Carrying Costs accruing on and after such preceding Advance Date to but not including the date in question. Carrying Costs accruing for any Construction Period shall be equal to:

  •
  the amount equal on the first day of such Construction Period to "Stipulated Loss Value" as defined in the Common Definitions and Provisions Agreement (such amount being dependent upon BNPPLC's investment in the Property), less Losses (if any) that BNPPLC suffered or incurred on or prior to such day that qualify as Pre-lease Force Majeure Losses under the definition thereof in Paragraph 1, times

  •
  the sum of the Effective Rate and the Unsecured Spread for such Construction Period, times

  •
  a fraction, the numerator of which is the number of days in such Construction Period and the denominator of which is three hundred sixty.

        (C)    Commitment Fees.    For each Construction Period additional charges ("Commitment Fees") shall accrue and be added to the Outstanding Construction Allowance on the last day of such Construction Period (i.e., generally on the Advance Date upon which such Construction Period ends). If, however, for any reason Stipulated Loss Value (and thus the Outstanding Construction Allowance included as a component thereof) must be determined as of any date between Advance Dates, the Outstanding Construction Allowance determined on such date shall include not only Commitment Fees added on or before the immediately preceding Advance Date computed as described below, but also Commitment Fees accruing on and after such preceding Advance Date to but not including the date in question. Commitment Fees for each Construction Period shall be computed as follows:

  •
  [***]* an amount equal to:

            (1)  the Maximum Construction Allowance, less

* PORTIONS OF THIS PAGE HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Construction Management Agreement - Page 18

            (2)  the Funded Construction Allowance on the first day of such Construction Period; times

  •
  the number of days in such Construction Period; divided by

  •
  three hundred sixty.

        (D)    Future Administrative Agency Fees and Out-of-Pocket Costs.    On each anniversary of the Effective Date prior to the Completion Date, an administrative agency fee (also, an "Administrative Agency Fee") shall be added to the Outstanding Construction Allowance by BNPPLC in the amount provided in the Term Sheet. Also, to the extent that BNPPLC incurs any out-of-pocket costs prior to the Completion Date with respect to the administration of or performance of its obligations under this Agreement or other Operative Documents (e.g., any rents required by the Ground Lease and any Attorneys' Fees or other costs incurred to evaluate lien releases and other information submitted by Specialty Laboratories with requests for Construction Advances), BNPPLC may add such costs to the Outstanding Construction Allowance from time to time.

        (E)    Increased Bank/Costs Charges and Capital Adequacy Charges.

          (1)  If after the Effective Date there shall be any increase in the cost to BNPPLC's Parent or any other Participant agreeing to make or making, funding or maintaining advances to BNPPLC in connection with the Property because of any Banking Rules Change, then BNPPLC may agree or become obligated to pay to BNPPLC's Parent or such other Participant, as the case may be, additional amounts ("Increased Bank/Cost Charges") sufficient to compensate BNPPLC's Parent or the Participant for such increased cost. Any Increased Bank/Cost Charges paid by BNPPLC or for which BNPPLC becomes obligated to pay, prior to the Completion Date, shall be added to the Outstanding Construction Allowance by BNPPLC.

          (2)  BNPPLC's Parent or any other Participant may demand additional payments ("Capital Adequacy Charges") if BNPPLC's Parent or the other Participant determines that any Banking Rules Change affects the amount of capital to be maintained by it and that the amount of such capital is increased by or based upon the existence of advances made or to be made to BNPPLC to permit BNPPLC to maintain BNPPLC's investment in the Property or to make Construction Advances. To the extent that BNPPLC's Parent or another Participant demands Capital Adequacy Charges as compensation for the additional capital requirements reasonably allocable to such investment or advances, and BNPPLC pays or becomes obligated to pay to BNPPLC's Parent or the other Participant the amount so demanded prior to the Completion Date, such amount shall also be added to the Outstanding Construction Allowance by BNPPLC.

          (3)  Notwithstanding the foregoing provisions of this subparagraph 3(E), the Outstanding Construction Allowance will not be increased by Increased Bank/Cost Charges or Capital Adequacy Charges that arise or accrue more than nine months prior to the date Specialty Laboratories is notified of the intent of BNPPLC's Parent or another Participant to make a claim for such charges; provided, however, that this provision shall not preclude the addition of any such charges arising or accruing for any period during which such a notice could not be provided to Specialty Laboratories because of the retroactive application of the statute, regulation or other basis for the claim. Further, BNPPLC shall cause BNPPLC's Parent and any other Participant that is an Affiliate of BNPPLC to use commercially reasonable efforts to reduce or eliminate any claim for compensation pursuant to this subparagraph 3(E), including a change in the office of such Participant through which it provides and maintains Funding Advances if such change will avoid the need for, or reduce the amount of, such compensation and will not, in the reasonable judgment of such Participant, be otherwise disadvantageous to it. It is understood that Specialty Laboratories may also request similar commercial reasonable efforts on the part of any Participant that is not an Affiliate of BNPPLC, but if a claim for additional compensation by any such

Construction Management Agreement - Page 19

  Participant is not eliminated or waived, then Specialty Laboratories may request that BNPPLC replace such Participant under the Participation Agreement. BNPPLC will endeavor in good faith to satisfy any such request; provided, that no 97-10/Event has occurred and no Event of Default has occurred and is continuing; and, provided further, BNPPLC shall be entitled to impose the same conditions to any such replacement that subparagraph 4(G)(3)(c) allows BNPPLC to impose in the case of a replacement of a Defaulting Participant.

4.    CONSTRUCTION ADVANCES.

        (A)    Costs Subject to Reimbursement Through Construction Advances.    Subject to the terms and conditions set forth herein, Specialty Laboratories shall be entitled to a Construction Allowance, from which BNPPLC will make Construction Advances on Advance Dates from time to time to pay or reimburse Specialty Laboratories for the following costs ("Reimbursable Construction-Period Costs") to the extent the following costs are not already included in Transaction Expenses paid by BNPPLC from the Initial Funding Advance:

          (1)  the actual costs and expenses incurred or paid by Specialty Laboratories for the preparation, negotiation and execution of this Agreement and the other Operative Documents;

          (2)  costs of the Work, including not only hard costs incurred for the new Improvements described in Exhibit B, but also the following costs to the extent reasonably incurred in connection with the Construction Project:

  •
  soft costs payable to third parties, such as legal fees, architectural fees, engineering fees, construction management fees, transaction management fees and fees and costs paid in connection with obtaining project permits and approvals required by governmental authorities or the Development Documents,

  •
  site preparation costs, and

  •
  costs of offsite and other public improvements required as conditions of governmental approvals for the Construction Project or as required by the Development Documents;

          (3)  the cost of title insurance in favor of BNPPLC and of maintaining other insurance required by (and consistent with the requirements of) this Agreement prior to the Completion Date, and costs of repairing any damage to the Improvements caused by a Pre-lease Casualty to the extent such costs are not covered by Escrowed Proceeds made available to Specialty Laboratories as provided herein prior to the Completion Date;

          (4)  Impositions that accrue or become due prior to the Completion Date;

          (5)  reasonable and ordinary out-of-pocket costs of operating and maintaining the Property prior to the Completion Date in accordance with the requirements of this Agreement;

          (6)  Third Party Contract/Termination Fees, not to exceed in the aggregate ten percent (10%) of the Maximum Construction Allowance, payable by Specialty Laboratories in connection with any Third Party Contract between Specialty Laboratories and a Person not an Affiliate of Specialty Laboratories because of any election by Specialty Laboratories to cancel or terminate such contract during a Work/Suspension Period; and

          (7)  furniture, trade fixtures and equipment and other tenant improvements to support Specialty Laboratories' use and occupancy of the Property for the permitted uses described in subparagraph 2(A) of the Lease, but that are not integral to the Property, the aggregate cost of which does not exceed ten percent (10%) of the Maximum Construction Allowance; provided, that no Construction Advance for furniture and other items described in this clause will be required of BNPPLC or requested by Specialty Laboratories before the Construction Project is substantially

Construction Management Agreement - Page 20

  complete and substantially all other Reimbursable Construction-Period Costs have been paid or reimbursed from Construction Advances.

        (B)    Exclusions From Reimbursable Construction-Period Costs.    Notwithstanding anything herein to the contrary, BNPPLC shall not be required to make any Construction Advance to pay or to reimburse or compensate Specialty Laboratories for Covered Construction-Period Losses paid by Specialty Laboratories as provided in subparagraph 2(F)(1) or for any of the following Losses which may be incurred by Specialty Laboratories or any other party:

          (1)  Environmental Losses;

          (2)  Losses that would not have been incurred but for any affirmative act taken by Specialty Laboratories or of any Specialty Laboratories' contractors or subcontractors, which act is contrary to the other terms and conditions of this Agreement or to the terms and conditions of the other Operative Documents (e.g., undertaking a Scope Change without prior authorization of BNPPLC);

          (3)  Losses that would not have been incurred but for any fraud, misapplication of Construction Advances or other funds, illegal acts or willful misconduct on the part of the Specialty Laboratories or its employees or of any other party acting under Specialty Laboratories' control or with the approval or authorization of Specialty Laboratories; and

          (4)  Losses that would not have been incurred but for any bankruptcy proceeding involving Specialty Laboratories.

        (C)    Conditions to Specialty Laboratories' Right to Receive Construction Advances.    BNPPLC's obligation to provide Construction Advances to Specialty Laboratories from time to time under this Agreement shall be subject to the following terms and conditions, all of which terms and conditions are intended for the sole benefit of BNPPLC, and none of which shall limit in any way the right of BNPPLC to treat costs or expenditures incurred or paid by or on behalf of BNPPLC as Construction Advances pursuant to subparagraph 8(A):

          (1)    Construction Advance Requests.    Specialty Laboratories must make a written request (a "Construction Advance Request") for any Construction Advance, specifying the amount of such advance, at least five Business Days prior to the Advance Date upon which the advance is to be paid. To be effective for purposes of this Agreement, a Construction Advance Request must be in substantially the form attached as Exhibit C. Specialty Laboratories shall not submit more than one Construction Advance Request in any calendar month.

          (2)    Amount of the Advances.

            (a)    Limit Dependent Upon the Maximum Construction Allowance.    Specialty Laboratories shall not be entitled to require any Construction Advance that would cause the Funded Construction Allowance to exceed the Maximum Construction Allowance or that would increase the amount of such excess.

            (b)    Limit Dependent Upon Costs Previously Incurred by Specialty Laboratories.    Specialty Laboratories shall not be entitled to require any Construction Advance that would cause the aggregate of all Construction Advances to exceed the sum of:

                (i)  Reimbursable Construction-Period Costs that Specialty Laboratories has, to the reasonable satisfaction of BNPPLC, substantiated as having been paid or incurred by Specialty Laboratories other than for Work (e.g., Impositions), plus

              (ii)  the Reimbursable Construction-Period Costs that Specialty Laboratories has, to the reasonable satisfaction of BNPPLC, substantiated as having been paid or incurred for Prior Work as of the date of the Construction Advance Request in which Specialty Laboratories requests the advance.

Construction Management Agreement - Page 21

    As used in this Agreement, "Prior Work" means all labor and services actually performed, and all materials actually delivered to the construction site, in accordance with this Agreement prior to the date in question as part of the Work, and "Future Work" means labor and services performed or to be performed, and materials delivered or to be delivered, after the date in question as part of the Work. For purposes of this Agreement, Specialty Laboratories and BNPPLC intend to allocate Reimbursable Construction-Period Costs between Prior Work and Future Work in a manner that is generally consistent with the allocations expressed or implied in construction-related contracts negotiated in good faith between Specialty Laboratories and third parties not affiliated with Specialty Laboratories (e.g., a general contractor); however, in order to verify the amount of Reimbursable Construction-Period Costs actually paid or incurred by Specialty Laboratories and the proper allocation thereof between Prior Work and Future Work, BNPPLC shall be entitled (but not required) to: (x) request, receive and review copies of such agreements between Specialty Laboratories and third parties and of draw requests, budgets or other supporting documents provided to Specialty Laboratories in connection with or pursuant to such agreements as evidence of the allocations expressed or implied therein, (y) from time to time engage one or more independent inspecting architects, certified public accountants or other appropriate professional consultants and, absent manifest error, rely without further investigation upon their reports and recommendations, and (z) without waiving BNPPLC's right to challenge or verify allocations required with respect to future Construction Advances, rely without investigation upon the accuracy of Specialty Laboratories' own Construction Advance Requests.

            (c)    Limits During any Work/Suspension Period.    Without limiting the other terms and conditions imposed by this Agreement for the benefit of BNPPLC with respect all Construction Advances, BNPPLC shall have no obligation to make any Construction Advance during any Work/Suspension Period that would cause the aggregate of all Construction Advances to exceed the sum of:

                (i)  Reimbursable Construction-Period Costs that Specialty Laboratories has, to the reasonable satisfaction of BNPPLC, substantiated as having been paid or incurred by Specialty Laboratories other than for Work (e.g., Impositions), plus

              (ii)  the Reimbursable Construction-Period Costs that Specialty Laboratories has, to the reasonable satisfaction of BNPPLC, substantiated as having been paid or incurred for Prior Work as of the date the Work/Suspension Period commenced.

    For purposes of computing the limits described in this subparagraph 4(C)(2)(c), Reimbursable Construction-Period Costs "other than for Work" shall include Third Party Contract/Termination Fees that qualify as Reimbursable Construction-Period Costs pursuant to subparagraph 4(A)(6). However, as provided in subparagraph 4(A)(6), the amount of such Third Party Contract/Termination Fees subject to reimbursement shall not in any event exceed ten percent (10%) of the Maximum Construction Allowance. If Specialty Laboratories fails to manage and administer Third Party Contracts as necessary to ensure that Specialty Laboratories can (at any point in time) terminate all such contracts without becoming liable for Third Party Contract/Termination Fees in excess of ten percent (10%) of the Maximum Construction Allowance, then the excess shall be the responsibility of Specialty Laboratories.

            (d)    Restrictions Imposed for Administrative Convenience.    Specialty Laboratories shall not request any Construction Advance (other than the final Construction Advance Specialty Laboratories intends to request) for an amount less than $1,000,000.

          (3)    No Advances After Certain Dates.    BNPPLC shall have no obligation to make any Construction Advance (x) after the last Advance Date, (y) on or after the Designated Sale Date,

Construction Management Agreement - Page 22

  or (z) on or after the effective date of any Termination of Specialty Laboratories' Work pursuant to subparagraph 7(B) or subparagraph 7(C).

        (D)    Breakage Costs for Construction Advances Requested But Not Taken.    If Specialty Laboratories requests but thereafter declines to accept any Construction Advance, or if Specialty Laboratories requests a Construction Advance that it is not permitted to take because of its failure to satisfy any of the conditions specified in subparagraph 4(C), BNPPLC shall be entitled to add any resulting Breakage Costs to the Outstanding Construction Allowance and Stipulated Loss Value.

        (E)    No Third Party Beneficiaries.    No contractor or other third party shall be entitled to require BNPPLC to make advances as a third party beneficiary of this Agreement, and nothing contained herein or in any of the other Operative Documents shall be construed as an agreement obligating BNPPLC to make advances to anyone other than Specialty Laboratories itself.

        (F)    No Waiver.    No funding of Construction Advances and no failure of BNPPLC to object to any Work proposed or performed by or for Specialty Laboratories shall constitute a waiver by BNPPLC of the requirements contained in this Agreement.

        (G)    Funding by Participants.    Specialty Laboratories acknowledges that, as provided in the Participation Agreement, each Participant has agreed to pay to BNPPLC a Percentage (under and as defined in the Participation Agreement) of the Construction Advances required by this Agreement. BNPPLC will not be responsible to Specialty Laboratories for any failure of any Participant (other than an Affiliate of BNPPLC) to provide advances required by the Participation Agreement, although BNPPLC will endeavor in good faith to mitigate the impact of any such failure by taking the actions described below in this subparagraph. So long as any Participant (other than an Affiliate of BNPPLC) fails to provide its Percentage of any requested Construction Advance, then the amount of the Construction Advance for which BNPPLC itself shall be obligated hereunder shall be reduced by the amount that the Participant should have provided, but failed to provide, in accordance with the Participation Agreement. No such reduction, however, of BNPPLC's obligation hereunder shall release or impair the obligation of the Participant directly to Specialty Laboratories, created by Specialty Laboratories' status as a third party beneficiary of the Participant's commitment under the Participation Agreement to provide the Participant's Percentage of Construction Advances. Further, any such failure shall excuse BNPPLC's obligation to provide the requested Construction Advance only to the extent of the funds that the applicable Participant or Participants should have advanced (but did not advance) to BNPPLC, and in the event of any such failure:

          (1)  BNPPLC will endeavor to immediately notify Specialty Laboratories, but BNPPLC will not in any event be liable to Specialty Laboratories for BNPPLC's failure to do so.

          (2)  BNPPLC will to the extent possible postpone reductions of Construction Advances because of the failure by any one or more Participants not Affiliates of BNPPLC ("Defaulting Participants") to make required advances under the Participation Agreement (a "Participant Default") by adjusting (and readjusting from time to time, as required) the funding "Percentages" of other Participants, and by directing the other Participants to make advances to BNPPLC on the basis of such adjusted Percentages, in each case as provided in the Participation Agreement; however, so long as a Participant Default continues, no Construction Advance shall be required that would cause the Outstanding Construction Allowance to exceed (1) the Maximum Construction Allowance available under this Agreement, less (2) all amounts that should have been, but because of a continuing Participant Default have not been, advanced by any one or more of the Participants to BNPPLC under the Participation Agreement with respect to Construction Advances.

          (3)  Further, after a Participant Default, and so long as no 97-10/Event has occurred and no Event of Default has occurred and is continuing, BNPPLC shall do any or all of the following as

Construction Management Agreement - Page 23

  reasonably requested by Specialty Laboratories to the extent that BNPPLC can do so without violating Applicable Laws, without breaching its obligations under the Participation Agreement and without waiving rights or remedies it has under this Agreement or other Operative Documents:

            (a)  BNPPLC shall promptly make a written demand upon the Defaulting Participants for the cure of the Participant Default.

            (b)  BNPPLC shall exercise its rights under the Participation Agreement to abate payments to the Defaulting Participants in regard to Commitment Fees and to disregard votes of Defaulting Participants on matters that require or permit a vote of Participants under the Participation Agreement.

            (c)  Working with Specialty Laboratories, BNPPLC shall endeavor in good faith to identify one or more banks that are willing to replace the Defaulting Participant under the Participation Agreement and that are acceptable to both BNPPLC and to Specialty Laboratories. (In this subparagraph, "New Participants" means such banks, whether one or more, it being understood that the term New Participants may include new parties to the Participation Agreement and it may include existing Participants that increase their Percentages [under and as defined in the Participation Agreement] in order to replace a Defaulting Participant.) In any event, BNPPLC shall not unreasonably withhold its approval for the substitution of any New Participant proposed by Specialty Laboratories. However, nothing herein will be construed to require BNPPLC to provide funding that a Defaulting Participant agreed to provide, but did not provide, and BNPPLC shall be entitled to impose any or all of the following conditions to any substitution of New Participants for Defaulting Participants: (A) the proposed substitution shall not include a waiver of rights by BNPPLC against the Defaulting Participants; (B) the New Participants must agree (by executing supplement to the Participation Agreement as provided in the Participation Agreement) to provide funds to replace the payments that would otherwise be required of the Defaulting Participants with respect to future Construction Advances; (C) the New Participants must provide the funds (if any) needed to terminate the Defaulting Participants' rights to receive payments of "Net Cash Flow" (as defined in the Participation Agreement) that BNPPLC will be required to pay to the New Participants after the substitution; (D) the New Participants must provide and agree in writing to provide funds needed to reimburse BNPPLC for any and all Losses incurred by BNPPLC in connection with or because of the substitution, including any cost of defending and paying any claim asserted by Defaulting Participants because of the substitution (but not including any liability of BNPPLC to the Defaulting Participants for damages caused by BNPPLC's bad faith or gross negligence in the performance of BNPPLC's obligations to the Defaulting Participants); (E) the obligations of BNPPLC to the New Participants per dollar of investments by the New Participants (it being understood that such investments will be computed in a manner consistent with the examples set forth in Exhibit A to the Participation Agreement, but net of reimbursements to BNPPLC under clause (D) preceding) shall not exceed the obligations per dollar of investment by the Defaulting Participants that BNPPLC would have had to the Defaulting Participants if there had been no Participant Default; and (F) the New Participants shall be reputable financial institutions, each having a net worth of no less than seven and one half percent (7.5%) of its total assets and total assets of no less than $10,000,000,000 (all according to then recent audited financial statements).

5.    APPLICATION OF INSURANCE AND CONDEMNATION PROCEEDS.

        (A)    Collection and Application of Insurance and Condemnation Proceeds Generally.    This Paragraph 5 shall govern the application of proceeds received by BNPPLC or Specialty Laboratories from any third party prior to the commencement of the Term of the Lease (1) under any property

Construction Management Agreement - Page 24

insurance policy as a result of damage to the Property (including proceeds payable under any insurance policy covering the Property which is maintained by Specialty Laboratories), (2) as compensation for any restriction placed upon the use or development of the Property or for the condemnation of the Property or any portion thereof, or (3) because of any judgment, decree or award for injury or damage to the Property (e.g., damage resulting from a third party's release of Hazardous Materials onto the Property); excluding, however, any funds paid to BNPPLC by BNPPLC's Parent, by an Affiliate of BNPPLC or by any Participant that is made to compensate BNPPLC for any Losses BNPPLC may suffer or incur in connection with this Agreement or the Property. Specialty Laboratories will promptly pay over to BNPPLC any insurance, condemnation or other proceeds covered by this Paragraph 5 which Specialty Laboratories may receive from any insurer, condemning authority or other third party. All proceeds covered by this Paragraph 5, including those received by BNPPLC from Specialty Laboratories or third parties, shall be applied as follows:

          (1)  First, proceeds covered by this Paragraph 5 will be used to reimburse BNPPLC for any costs and expenses, including Attorneys' Fees, that BNPPLC incurred to collect the proceeds.

          (2)  Second, the proceeds remaining after such reimbursement to BNPPLC (the "Remaining Proceeds") will be applied, as hereinafter more particularly provided, either as a Qualified Prepayment or to pay or reimburse Specialty Laboratories or BNPPLC for the actual out-of-pocket costs of repairing or restoring the Property. Until any Remaining Proceeds received by BNPPLC are applied by BNPPLC as a Qualified Prepayment or applied by BNPPLC to reimburse costs of repairs to or restoration of the Property pursuant to this Paragraph 5, BNPPLC shall hold and maintain such Remaining Proceeds as Escrowed Proceeds in an interest bearing account, and all interest earned on such account shall be added to and made a part of such Escrowed Proceeds.

        (B)    Advances of Escrowed Proceeds to Specialty Laboratories.    Except as otherwise provided below in this Paragraph 5, BNPPLC shall hold all such Escrowed Proceeds until they are advanced to reimburse Specialty Laboratories for the actual out-of-pocket cost to Specialty Laboratories of repairing or restoring the Property in accordance with the requirements of this Agreement. BNPPLC will so advance the Escrowed Proceeds as the applicable repair or restoration, progresses and upon compliance by Specialty Laboratories with such conditions and requirements as may be reasonably imposed by BNPPLC, including conditions and requirements similar to those that set forth herein for the payment of Construction Advances. In no event, however, shall BNPPLC be required to pay Escrowed Proceeds to Specialty Laboratories in excess of the actual out-of-pocket cost to Specialty Laboratories of the applicable repair, restoration or replacement, as evidenced by invoices or other documentation reasonably satisfactory to BNPPLC.

        (C)    Status of Escrowed Proceeds After Commencement of the Term of the Lease.    Any Remaining Proceeds governed by this Paragraph 5 which BNPPLC is continuing to hold as Escrowed Proceeds when the Term of the Lease commences shall be applied in accordance with the terms and conditions of the Lease as if received by BNPPLC immediately after the Term commenced.

        (D)    Special Provisions Applicable After a 97-10/Event or Event of Default.    Notwithstanding the foregoing, after any 97-10/Event, and when any Event of Default shall have occurred and be continuing, BNPPLC shall be entitled to receive and collect all insurance, condemnation or other proceeds governed by this Paragraph 5 and to apply all Remaining Proceeds, when and in such order and to such extent deemed appropriate by BNPPLC in its sole discretion, either (A) to the reimbursement of Specialty Laboratories or BNPPLC for the out-of-pocket cost of repairing or restoring the Property, or (B) as Qualified Prepayments.

        (E)    Specialty Laboratories' Obligation to Restore.    Regardless of the adequacy of any Remaining Proceeds available to Specialty Laboratories hereunder, if the Property is damaged by fire or other casualty or any part of the Property is taken by condemnation, Specialty Laboratories shall to the maximum extent possible, as part of the Work, restore the Property or the remainder thereof and

Construction Management Agreement - Page 25

continue construction of the Construction Project on and subject to the terms and conditions set forth in this Agreement. However, Specialty Laboratories' obligation to do so shall be subject to the other provisions of this Agreement concerning the Work, including the provisions that permit Specialty Laboratories to suspend the Work during any Work/Suspension Period and to elect a Termination of Specialty Laboratories' Work as provided in subparagraph 7(B). Further, any additional costs required to complete the Construction Project resulting from such a casualty or taking prior to the Completion Date shall, to the extent not covered by Remaining Proceeds paid to Specialty Laboratories as provided herein, be subject to reimbursement by BNPPLC as Reimbursable Construction-Period Costs on the same terms and conditions that apply to reimbursements of other costs of the Work hereunder.

        (F)    Special Provisions Concerning a Complete Taking.    Specialty Laboratories may react to any threat of a Complete Taking from a governmental authority by exercising Specialty Laboratories' right to accelerate the Designated Sale Date (as provided in the definition thereof) and by exercising the Purchase Option under the Purchase Agreement. By so doing, Specialty Laboratories will put itself in a position to control condemnation proceedings and to receive all proceeds of the Complete Taking. If, however, Specialty Laboratories does not buy the Property pursuant to the Purchase Agreement prior to any Complete Taking, then BNPPLC will be entitled to receive and retain all amounts paid for the Property in connection with the Complete Taking, notwithstanding any contrary provision herein or in the other Operative Documents and notwithstanding that such proceeds may exceed Stipulated Loss Value.

6.    NOTICE OF COST OVERRUNS AND PRE-LEASE FORCE MAJEURE EVENTS.

        (A)    Notice of Projected Cost Overruns.    If, at the time Specialty Laboratories submits any Construction Advance Request, Specialty Laboratories believes for any reason (including any damage to the Property by fire or other casualty or any taking of any part of the Property by condemnation) that Projected Cost Overruns are more likely than not, Specialty Laboratories shall state such belief in the Construction Advance Request and, if Specialty Laboratories can reasonably do so, Specialty Laboratories will estimate the approximate amount of such Projected Cost Overruns.

        (B)    Pre-lease Force Majeure Event Events and Notices.    Specialty Laboratories may from time to time provide a notice to BNPPLC in the form attached as Exhibit D (a "Pre-lease Force Majeure Event Notice"), describing any Pre-lease Force Majeure Event that has occurred or commenced within the 30 days prior to such notice and setting forth Specialty Laboratories' preliminary good faith estimate of any Pre-lease Force Majeure Delays, Pre-lease Force Majeure Losses and Pre-lease Force Majeure Excess Costs that are likely to result from such event. BNPPLC shall have the option to respond to any Pre-lease Force Majeure Event Notice with an FOCB Notice or, alternatively and if applicable, with an Increased Commitment as provided in subparagraph 7(B)(6).

7.    SUSPENSION AND TERMINATION OF SPECIALTY LABORATORIES' WORK.

        (A)    Rights and Obligations of Specialty Laboratories During a Work/Suspension Period.    During any Work/Suspension Period, Specialty Laboratories shall have the right to suspend the Work; provided, however, the obligations of Specialty Laboratories which are to survive any Termination of Specialty Laboratories' Work shall also continue and survive during any Work/Suspension Period.

        (B)    Specialty Laboratories' Election to Terminate Specialty Laboratories' Work.    Specialty Laboratories may elect to terminate its rights and obligations to continue Work at any time prior to the Completion Date if at such time Specialty Laboratories believes in good faith that (i) the remaining available Construction Allowance will not be sufficient to cover Reimbursable Construction-Period Costs yet to be paid or reimbursed from Construction Advances, whether because the cost of the Work exceeds budgeted expectations (resulting in Projected Cost Overruns), because of any Pre-lease Force Majeure Event or because Specialty Laboratories can no longer satisfy conditions to BNPPLC's

Construction Management Agreement - Page 26

obligation to provide Construction Advances, or (ii) through no fault of Specialty Laboratories or its employees or any other party acting under Specialty Laboratories' control or with the approval or authorization of Specialty Laboratories, the Work will not be substantially completed prior to the Target Completion Date. To be effective, however, any such election by Specialty Laboratories must be made in accordance with the following:

          (1)  Any such election by Specialty Laboratories to terminate its rights and obligations to continue the Work must be made by notice to BNPPLC and the Participants in the form of Exhibit E (a "Notice of Termination by Specialty Laboratories").

          (2)  At least forty-five days before giving any such Notice of Termination by Specialty Laboratories, Specialty Laboratories must give a notice of Specialty Laboratories' intent to terminate to BNPPLC and the Participants in the form of Exhibit F (a "Notice of Specialty Laboratories' Intent to Terminate"), and the Notice of Specialty Laboratories' Intent to Terminate must state the reasons why, in Specialty Laboratories' good faith determination, the remaining available Construction Allowance will not be sufficient to cover Reimbursable Construction-Period Costs yet to be paid or reimbursed from Construction Advances or the Work will not be substantially complete prior to the Target Completion Date, as applicable.

          (3)  Without limiting the forgoing, prior to giving any Notice of Specialty Laboratories"s Intent to Terminate when Specialty Laboratories believes that the remaining available Construction Allowance will not be sufficient only because of Pre-lease Force Majeure Excess Costs incurred or anticipated as a result of a Pre-lease Force Majeure Event, Specialty Laboratories must—after having notified BNPPLC of the such event by the delivery of a Notice of Pre-lease Force Majeure Event in accordance with subparagraph 6(B)—expressly set forth such belief in the Notice of Specialty Laboratories' Intent to Terminate as indicated in Exhibit F. In any such Notice of Specialty Laboratories' Intent to Terminate, Specialty Laboratories must also specify its good faith estimate of the Pre-lease Force Majeure Excess Costs likely to be incurred ("Specialty Laboratories' Estimate of Force Majeure Excess Costs").

          (4)  Similarly, before giving any Notice of Specialty Laboratories's Intent to Terminate when Specialty Laboratories believes that the Work will not be substantially complete before the Target Completion Date only because of Pre-lease Force Majeure Delays resulting from a Pre-lease Force Majeure Event, Specialty Laboratories must—after having notified BNPPLC of such event by the delivery of a Notice of Pre-lease Force Majeure Event in accordance with subparagraph 6(B)—expressly set forth such belief in the Notice of Specialty Laboratories' Intent to Terminate as indicated in Exhibit F. In any such Notice of Specialty Laboratories' Intent to Terminate, Specialty Laboratories must also specify its good faith estimate of the Pre-lease Force Majeure Delays likely to occur ("Specialty Laboratories' Estimate of Force Majeure Delays").

          (5)  As used herein, a "Notice of Specialty Laboratories' Intent to Terminate Because of a Force Majeure Event" means any Notice of Specialty Laboratories' Intent to Terminate that sets forth Specialty Laboratories' belief, by the optional provisions contemplated in Exhibit F, that either or both: (a) the remaining available Construction Allowance will not be sufficient only because of Pre-lease Force Majeure Excess Costs incurred or anticipated as a result of a Pre-lease Force Majeure Event, or (b) the Work will not be substantially complete before the Target Completion Date only because of Pre-lease Force Majeure Delays resulting from a Pre-lease Force Majeure Event. Should any Termination of Specialty Laboratories' Work occur before Specialty Laboratories sends a Notice of Specialty Laboratories' Intent to Terminate Because of a Force Majeure Event in accordance with this subparagraph (and in the form attached as Exhibit F), such Termination of Specialty Laboratories' Work shall, for purposes of determining whether any 97-10/Prepayment may be required pursuant to Paragraph 9, be conclusively presumed to have occurred for reasons other than a Pre-lease Force Majeure Event.

Construction Management Agreement - Page 27

          (6)  After receipt of any Notice of Specialty Laboratories' Intent to Terminate Because of a Force Majeure Event and before receipt of a Notice of Termination by Specialty Laboratories, BNPPLC may, but shall not be obligated to, respond to Specialty Laboratories with certain commitments as follows (such a response being hereinafter called an "Increased Commitment"):

            (a)  In the case of a Notice of Intent to Terminate Because of a Force Majeure Event which expresses Specialty Laboratories' belief that the remaining available Construction Allowance will not be sufficient only because of Pre-lease Force Majeure Excess Costs, BNPPLC may respond with a written commitment to increase the Construction Allowance (an "Increased Funding Commitment") by the lesser of (i) Specialty Laboratories' Estimate of Force Majeure Excess Costs as set forth in such Notice of Specialty Laboratories' Intent to Terminate, or (ii) the actual Pre-lease Force Majeure Excess Costs. Any Increased Funding Commitment may be in the form of Exhibit G.

            (b)  In the case of a Notice of Intent to Terminate Because of a Force Majeure Event which expresses Specialty Laboratories' belief that the Work will not be substantially complete before the Target Completion Date only because of Pre-lease Force Majeure Delays, BNPPLC may respond with a written commitment to extend the Target Completion Date (an "Increased Time Commitment") by the lesser of (i) Specialty Laboratories' Estimate of Force Majeure Delays as set forth in such Notice of Specialty Laboratories' Intent to Terminate, or (ii) the actual Pre-lease Force Majeure Delays. Any Increased Time Commitment may be in the form of Exhibit H.

            (c)  In the case of a Notice of Intent to Terminate Because of a Force Majeure Event which expresses Specialty Laboratories' belief that both (i) the remaining available Construction Allowance will not be sufficient only because of Pre-lease Force Majeure Excess Costs and (ii) the Work will not be substantially complete before the Target Completion Date only because of Pre-lease Force Majeure Delays, BNPPLC may respond with an Increased Funding Commitment and an Increased Time Commitment.

          (7)  If BNPPLC does respond to a Notice of Specialty Laboratories' Intent to Terminate Because of a Force Majeure Event with an Increased Commitment, Specialty Laboratories shall be entitled to rescind such Notice of Specialty Laboratories' Intent to Terminate at any time within ten days after receipt of such Increased Commitment. To be effective, any such rescission must be by notice to BNPPLC and Participants in the form of Exhibit I. Except as provided in the next subparagraph, any failure of Specialty Laboratories to so rescind the Notice of Specialty Laboratories' Intent to Terminate within ten days after receipt of an Increased Commitment shall, for purposes of determining whether any 97-10/Prepayment may be required pursuant to Paragraph 9, create a conclusive presumption that any Termination of Specialty Laboratories' Work after the date of such response was made for reasons other than a Pre-lease Force Majeure Event.

          (8)  Notwithstanding the foregoing, in the event of a Complete Taking, Specialty Laboratories may deliver a Notice of Specialty Laboratories' Intent to Terminate Because of a Force Majeure Event that explains futility of continuing with the Construction Project on the Land regardless of any willingness of BNPPLC to approve or consider Scope Changes or an Increased Commitment. BNPPLC may respond to such a notice with a request that Specialty Laboratories consider modifications to the Ground Lease and Operative Documents (including a change of the description of the Land) so as to permit construction of the Construction Project in whole or in part on a different site. Following any such request, Specialty Laboratories must respond by negotiating modifications reasonably and in good faith. If the parties do agree upon and execute such modifications as are necessary to permit Specialty Laboratories to complete the Construction Project in whole or in part on a different site, then the Complete Taking will be deemed to no longer exist and Specialty Laboratories's prior Notice of Intent to Terminate Because of a Force

Construction Management Agreement - Page 28

  Majeure Event will be deemed rescinded. If, however, despite Specialty Laboratories's participation in any such negotiations reasonably and in good faith, the parties fail to agree upon such modifications, no offer by BNPPLC of an Increased Commitment after a Complete Taking will preclude a "Termination of Specialty Laboratories' Work because of a Pre-lease Force Majeure Event" for the purposes of determining whether Specialty Laboratories must pay a 97-10/Prepayment pursuant to Paragraph 9.

        (C)    BNPPLC's Right to Terminate Specialty Laboratories' Work.    By notice to Specialty Laboratories BNPPLC shall be entitled to terminate Specialty Laboratories' rights and obligations to continue the Work at any time (x) more than thirty days after BNPPLC has given an FOCB Notice to Specialty Laboratories, or (y) after BNPPLC's receipt of a Notice of Specialty Laboratories' Intent to Terminate that is not a Notice of Specialty Laboratories' Intent to Terminate Because of a Force Majeure Event, or (z) BNPPLC's receipt of a Notice of Specialty Laboratories' Intent to Terminate Because of a Force Majeure Event and the failure of Specialty Laboratories to rescind the same within ten days after BNPPLC responds with any Increased Commitment as defined below) as described in subparagraph 7(B)(7).

        (D)    Rights and Obligations Surviving any Termination of Specialty Laboratories' Work.    Following any Termination of Specialty Laboratories' Work as provided in subparagraph 7(B) or in 7(C), Specialty Laboratories shall have no obligation to continue or complete any Work; provided, however, no such Termination of Specialty Laboratories' Work shall reduce or excuse the following rights and obligations of the parties, it being intended that all such rights and obligations shall survive and continue after any Termination of Specialty Laboratories' Work:

          (1)  the rights and obligations of Specialty Laboratories and BNPPLC under the other Operative Documents;

          (2)  Specialty Laboratories' obligations to indemnify BNPPLC and other Interested Parties as set forth in subparagraph 2(F), which concerns Covered Construction-Period Losses; and

          (3)  Specialty Laboratories' obligations described in the next subparagraph 7(E).

        (E)    Cooperation by Specialty Laboratories Following any Termination of Specialty Laboratories' Work.    After any Termination of Specialty Laboratories' Work as provided in subparagraph 7(B) or subparagraph 7(C), Specialty Laboratories shall comply with the following terms and conditions, all of which shall survive notwithstanding any such termination:

          (1)  Specialty Laboratories shall promptly deliver copies to BNPPLC of all Third Party Contracts and purchase orders made by Specialty Laboratories in the performance of or in connection with the Work, together with all plans, drawings, specifications, bonds and other materials relating to the Work in Specialty Laboratories' possession, including all papers and documents relating to governmental permits, orders placed, bills and invoices, lien releases and financial management under this Agreement. All such deliveries shall be made free and clear of any liens, security interests, or encumbrances, except such as may be created by the Operative Documents.

          (2)  Promptly after any request from BNPPLC made with respect to any Third Party Contract, Specialty Laboratories shall deliver a letter confirming: (i) whether Specialty Laboratories has performed any act or executed any other instrument which invalidates or modifies such contract in whole or in part (and, if so, the nature thereof); (ii) the extent to which such contract is valid and subsisting and in full force and effect; (iii) that, to Specialty Laboratories' knowledge, there are no defaults or events of default then existing under such contract and, to Specialty Laboratories' knowledge, no event has occurred which with the passage of time or the giving of notice, or both, would constitute such a default or event of default (or, if there is a default or potential default, the nature of such default in detail); (iv) whether the services and construction contemplated by such

Construction Management Agreement - Page 29

  contract is proceeding in a satisfactory manner in all material respects (and if not, a detailed description of all significant problems with the progress of the services or construction); (v) in reasonable detail the then critical dates projected by Specialty Laboratories for work and deliveries required by such contract; (vi) the total amount received by the other party to such contract for work or services provided by the other party through the date of the letter; (vii) Specialty Laboratories' good faith estimate of the total cost of completing the services and work contemplated under such contract as of the date of the letter, together with any current draw or payment schedule for the contract; and (viii) any other information BNPPLC may reasonably request to allow it to decide what steps it should take concerning the contract within BNPPLC's rights under this Agreement and the other Operative Documents.

          (3)  As and to the extent requested by BNPPLC, Specialty Laboratories will make every reasonable effort (but without any obligation to incur any expense or liability to do so, unless BNPPLC agrees to reimburse the same with reasonable promptness) to secure any required consents or approvals for an assignment of any then existing Third Party Contract to BNPPLC or its designee, upon terms satisfactory to BNPPLC. To the extent assignable, any then existing Third Party Contract will be assigned by Specialty Laboratories to BNPPLC upon request, without charge by Specialty Laboratories.

          (4)  If Specialty Laboratories has canceled any Third Party Contract before and in anticipation of a Termination of Specialty Laboratories' Work, then as and to the extent requested by BNPPLC, Specialty Laboratories shall make every reasonable effort (but without any obligation to incur any expense or liability to do so, unless BNPPLC agrees to reimburse the same with reasonable promptness) to secure a reinstatement of such Third Party Contract in favor of BNPPLC and upon terms satisfactory to BNPPLC.

          (5)  For a period not to exceed thirty days after the Termination of Specialty Laboratories' Work, Specialty Laboratories shall take such steps as are reasonably necessary to preserve and protect Work completed and in progress and to protect materials, equipment, and supplies at the Property or in transit. Without regard to the conditions applicable to other payments required of BNPPLC by this Agreement, BNPPLC must with reasonable promptness reimburse any reasonable out-of-pocket expenses incurred by Specialty Laboratories to comply with this subparagraph (5); provided, however, that BNPPLC may at any time or from time to time by notice to Specialty Laboratories limit or terminate such reimbursements as to expenses incurred after Specialty Laboratories' receipt of such notice, and thereafter Specialty Laboratories shall be excused from any obligation to incur expenses that BNPPLC may decline to reimburse.

8.    CONTINUATION OF CONSTRUCTION BY BNPPLC.

        (A)    Owner's Election to Continue Construction.    Without limiting BNPPLC's other rights and remedies under this Agreement or the other Operative Documents, and without terminating Specialty Laboratories' surviving obligations under this Agreement or Specialty Laboratories' obligations under the other Operative Documents, after any Termination of Specialty Laboratories' Work as provided in subparagraph 7(B) or subparagraph 7(C), BNPPLC shall be entitled (but not obligated) to take whatever action it deems necessary or appropriate by the use of legal proceedings or otherwise to continue or complete the Construction Project in a manner not substantially inconsistent (to the extent practicable under Applicable Laws) with the general description of the Construction Project set forth in Exhibit B. (As used herein, "Owner's Election to Continue Construction" means any election by BNPPLC to continue or complete the Construction Project pursuant to the preceding sentence.) After any Owner's Election to Continue Construction, BNPPLC may do any one or more of the following

Construction Management Agreement - Page 30

pursuant to this subparagraph without further notice and regardless of whether any breach of this Agreement by Specialty Laboratories is then continuing:

          (1)    Take Control of the Property.    BNPPLC may cause Specialty Laboratories and any contractors or other parties on the Property to vacate the Property until the Construction Project is complete or BNPPLC elects not to continue work on the Construction Project.

          (2)    Continuation of Construction.    BNPPLC may perform or cause to be performed any work to complete or continue the construction of the Construction Project. In this regard, so long as work ordered or undertaken by BNPPLC is not substantially inconsistent (to the extent practicable under Applicable Laws) with the general description of the Construction Project set forth in Exhibit B and the permitted use of the Property set forth in the Lease, BNPPLC shall have complete discretion to:

            (a)  proceed with construction according to such plans and specifications as BNPPLC may from time to time approve;

            (b)  establish and extend construction deadlines as BNPPLC from time to time deems appropriate, without obligation to adhere to any deadlines for construction by Specialty Laboratories set forth in this Agreement;

            (c)  hire, fire and replace architects, engineers, contractors, construction managers and other consultants as BNPPLC from time to time deems appropriate, without obligation to use, consider or compensate architects, engineers, contractors, construction managers or other consultants previously selected or engaged by Specialty Laboratories;

            (d)  determine the compensation that any architect, engineer, contractor, construction manager or other consultant engaged by BNPPLC will be paid, and the terms and conditions that will govern the payment of such compensation (including whether payment will be due in advance, over the course of construction or on some other basis and including whether contracts will be let on a fixed price basis, a cost plus a fee basis or some other basis), as BNPPLC from time to time reasonably deems appropriate;

            (e)  pay, settle or compromise existing or future bills and claims which are or may be liens against the Property or as BNPPLC reasonably considers necessary or desirable for the completion of the Construction Project or the removal of any clouds on title to the Property;

            (f)    prosecute and defend all actions or proceedings in connection with the construction of the Construction Project;

            (g)  select and change interior and exterior finishes for the Improvements and landscaping as BNPPLC from time to time deems appropriate; and

            (h)  generally do anything that Specialty Laboratories itself might have done if Specialty Laboratories had satisfied or obtained BNPPLC's waiver of the conditions specified therein.

          (3)    Arrange for Turnkey Construction.    Without limiting the generality of the foregoing, BNPPLC may engage any contractor or real estate developer BNPPLC believes to be reputable to take over and complete construction of the Construction Project on a "turnkey" basis.

          (4)    Suspension or Termination of Construction by BNPPLC.    Notwithstanding any Owner's Election to Continue Construction, BNPPLC may subsequently elect at any time to suspend or terminate further construction without obligation to Specialty Laboratories.

For purposes of the Operative Documents (including the determination of the Outstanding Construction Allowance, Stipulated Loss Value and the Break Even Price), after any Owner's Election to Continue Construction, all costs and expenditures incurred or paid by or on behalf of BNPPLC to

Construction Management Agreement - Page 31

complete or continue construction as provided in this subparagraph 8(A) shall be considered Construction Advances, regardless of whether they cause the Funded Construction Allowance to exceed the Maximum Construction Allowance. Further, as used in the preceding sentence, "costs incurred" by BNPPLC will include costs that BNPPLC has become obligated to pay to any third party that is not an Affiliate of BNPPLC (including any construction contractor), even if the payments for which BNPPLC has become so obligated will constitute prepayments for work or services to be rendered after payment and notwithstanding that BNPPLC's obligations for the payments may be conditioned upon matters beyond BNPPLC's control. For example, even if a construction contract between BNPPLC and a contractor excused BNPPLC from making further progress payments to the contractor upon Specialty Laboratories' failure to make any required 97-10/Prepayment under the Purchase Agreement, the obligation to make a progress payment would nonetheless be "incurred" by BNPPLC, for purposes of determining whether BNPPLC has incurred costs considered to be 97-10/Project Costs and Construction Advances, when BNPPLC's obligation to pay it became subject only to Specialty Laboratories' payment of a 97-10/Prepayment or other conditions beyond BNPPLC's control.

        (B)    Powers Coupled With an Interest.    BNPPLC's rights under subparagraph 8(A) are intended to constitute powers coupled with an interest which cannot be revoked.

        (C)    Completion Notice.    At any time any after a Termination of Specialty Laboratories' Work, if BNPPLC makes an Owner's Election to Continue Construction and then substantially completes the Construction Project, BNPPLC will promptly notify Specialty Laboratories of such completion. If BNPPLC makes an Owner's Election to Continue Construction, but then later decides to abandon or indefinitely suspend efforts to complete the Construction Project, BNPPLC will promptly notify Specialty Laboratories of such decision. If, after a Termination of Specialty Laboratories' Work, BNPPLC makes a final determination not to exercise its right to continue construction as provided above, then BNPPLC will promptly notify Specialty Laboratories thereof. Any notice give as provided in this subparagraph will constitute a "Completion Notice" for purposes of this Agreement and the other Operative Documents.

        9.    SPECIALTY LABORATORIES' OBLIGATION FOR 97-10/PREPAYMENTS.    After any 97-10/Event Specialty Laboratories must make a 97-10/Prepayment to BNPPLC within three Business Days after receipt from BNPPLC of any demand for such a payment. Following a 97-10/Event, BNPPLC may demand 97-10/Prepayments pursuant to this Paragraph at any time and from time to time (as 97-10/Project Costs increase). Specialty Laboratories acknowledges that it is undertaking the obligation to make 97-10/Prepayments as provided in this Paragraph in consideration of the rights afforded to it by this Agreement, but that such obligation is not contingent upon any exercise by Specialty Laboratories of such rights or upon its rights under any other Operative Documents. If a 97-10/Event does occur, Specialty Laboratories' obligation to make 97-10/Prepayments as provided in this Paragraph will survive any Termination of Specialty Laboratories' Work.

Notwithstanding the foregoing provisions of this Paragraph 9, if (as provided in subparagraph 7(B)) Specialty Laboratories effectively makes the election for a Termination of Specialty Laboratories' Work because of a Pre-lease Force Majeure Event that resulted in Pre-lease Force Majeure Excess Repair Costs or Pre-lease Force Majeure Delays, then Specialty Laboratories shall be excused from the obligation to make 97-10/Prepayments until such time (if ever) that BNPPLC itself completes the Construction Project or causes it to be completed as BNPPLC is authorized to do by subparagraph 8(A).

[Signature pages follow.]

Construction Management Agreement - Page 32

        IN WITNESS WHEREOF, Specialty Laboratories and BNPPLC have caused this Agreement to be executed as of March 26, 2002.

"Specialty Laboratories"
SPECIALTY LABORATORIES, INC., a California corporation
By:	/s/ Frank J. Spina

	Name:	Frank J. Spina

	Title:	Chief Financial Officer

        [Continuation of signature pages to Construction Management Agreement dated to be effective March 26, 2002]

"BNPPLC"
BNP PARIBAS LEASING CORPORATION, a Delaware corporation
By:	/s/ Barry Mendelsohn
Barry Mendelsohn, Vice President

Exhibit A

LEGAL DESCRIPTION

        The real property is located in the State of California, County of Los Angeles and is described as follows:

Parcel A:

        LOT 3 OF TRACT 43735, IN THE CITY OF SANTA CLARITA, AS PER MAP RECORDED IN BOOK 1074, PAGES 37 TO 39 INCLUSIVE OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

Parcel B:

        LOT 1 OF TRACT 43736, IN THE CITY OF SANTA CLARITA, AS PER MAP RECORDED IN BOOK 1076, PAGES 38 TO 41 INCLUSIVE OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

Parcel C:

        THAT PORTION OF LOT 2 OF TRACT 43736, IN THE CITY OF SANTA CLARITA, AS SHOWN ON MAP FILED IN BOOK 1076 PAGES 38 TO 41 INCLUSIVE OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, DESCRIBED AS FOLLOWS:

        BEGINNING AT THE NORTHWESTERLY CORNER OF SAID LOT 2; THENCE

  1.
  ALONG THE NORTHERLY LINE OF SAID LOT 2 NORTH 77° 25' 56" EAST 531.27 FEET TO THE NORTHEASTERLY CORNER OF SAID LOT 2, SAID CORNER BEING A POINT ON A CURVE CONCAVE WESTERLY HAVING A RADIUS OF 458.00 FEET, A RADIAL LINE TO SAID CORNER BEARS NORTH 72° 49' 01" EAST; THENCE

  2.
  SOUTHERLY ALONG THE EASTERLY LINE OF SAID LOT 2 AND ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 4° 36' 54" AN ARC DISTANCE OF 36.89 FEET; THENCE

  3.
  TANGENT TO SAID CURVE SOUTH 12° 34' 04" EAST 140.43 FEET TO THE BEGINNING OF A TANGENT CURVE CONCAVE WESTERLY HAVING A RADIUS OF 3958.00 FEET; THENCE

  4.
  SOUTHERLY ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 1° 27' 13" AN ARC DISTANCE OF 100.42 FEET TO A POINT ON LAST SAID CURVE, A RADIAL LINE TO SAID POINT BEARS NORTH 78° 53' 09" EAST; THENCE

  5.
  PARALLEL TO THE SOUTHERLY LINE OF SAID LOT 2 SOUTH 77° 25' 56" WEST 472.58 FEET TO THE WESTERLY LINE OF SAID LOT 2; THENCE

  6.
  ALONG SAID WESTERLY LINE OF LOT 2 NORTH 36° 20' 00" EAST 41.06 FEET; THENCE

  7.
  NORTH 54° 00' 00" WEST 95.00 FEET; THENCE

  8.
  NORTH 1° 50' 00" EAST 24.00 FEET; THENCE

  9.
  NORTH 48° 20' 00" EAST 59.00 FEET; THENCE

  10.
  NORTH 42° 10' 00" WEST 54.00 FEET; THENCE

  11.
  NORTH 68° 14' 55" WEST 55.60 FEET; THENCE

Exhibit A - Page 1

  12.
  NORTH 26° 10' 00" WEST 55.66 FEET TO THE POINT OF BEGINNING.

SAID LAND IS SHOWN AS PARCEL 3 OF CERTIFICATE OF COMPLIANCE NO. 91-001, A COPY OF WHICH RECORDED MAY 1, 1991 AS INSTRUMENT NO. 91-627467.

Parcel D:

        LOT 3 AND THOSE PORTIONS OF LOTS 2 AND 4 OF TRACT 43736, IN THE CITY OF SANTA CLARITA, AS PER MAP RECORDED IN BOOK 1076 PAGES 38 TO 41 INCLUSIVE OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, DESCRIBED AS FOLLOWS:

        BEGINNING AT THE NORTHWESTERLY CORNER OF LOT 4; THENCE

  1.
  ALONG THE WESTERLY LINE OF SAID LOT 4 SOUTH 44°40'00" EAST 32.29 FEET; THENCE

  2.
  SOUTH 10°40'00" WEST 80.00 FEET TO A POINT DISTANT THEREON NORTH 10°40'00" EAST 18.00 FEET FROM THE SOUTHWESTERLY TERMINUS OF THAT COURSE IN SAID WESTERLY LINE SHOWN AS NORTH 10°40'00" EAST 98.00 FEET; THENCE

  3.
  PARALLEL WITH THE SOUTHERLY LINE OF SAID LOT 4 NORTH 77°25'56" EAST 455.86 FEET TO THE EASTERLY LINE OF SAID LOT 4; THENCE

  4.
  ALONG SAID EASTERLY LINE AND THE EASTERLY LINE OF SAID LOTS 3 AND 2 NORTH 05°20'37" WEST 2.71 FEET TO THE BEGINNING OF A TANGENT CURVE CONCAVE WESTERLY HAVING A RADIUS OF 3958.00; THENCE

  5.
  NORTHERLY ALONG SAID EASTERLY LINE AND ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 05°46'14" AN ARC DISTANCE OF 398.63 FEET TO A POINT ON SAID CURVE, A RADIAL LINE TO SAID POINT BEARS NORTH 78°53'09" EAST; THENCE

  6.
  PARALLEL TO THE NORTHERLY LINE OF SAID LOT 3 SOUTH 77°25'56" WEST 472.58 FEET TO THE WESTERLY LINE OF SAID LOT 2; THENCE

  7.
  ALONG SAID WESTERLY LINE AND THE WESTERLY LINE OF SAID LOT 3 SOUTH 36°20'00" WEST 29.94 FEET; THENCE

  8.
  SOUTH 01°10'00" WEST 133.00 FEET; THENCE

  9.
  SOUTH 63°00'00" EAST 76.00 FEET; THENCE

  10.
  SOUTH 12°50'00" WEST 68.00; THENCE

  11.
  SOUTH 44°40'00" EAST 47.71 FEET TO THE POINT OF BEGINNING.

SAID LAND IS SHOWN AS PARCEL 2 OF CERTIFICATE OF COMPLIANCE NO. 91-001, A COPY OF WHICH RECORDED MAY 1, 1991 AS INSTRUMENT NO. 91-627467.

        TAX ASSESSOR PARCELS 2861-001-049,050,110,111,093 AND 094.

        EXCEPTING FROM PARCELS A THROUGH D ABOVE THE FOLLOWING RIGHTS, WHICH HAVE BEEN RESERVED TO GRANTOR IN THAT CERTAIN GRANT DEED RECORDED DECEMBER 14, 2001 IN THE REAL PROPERTY RECORDS OF THE RECORDER OF LOS ANGELES COUNTY, CALIFORNIA, AS DOCUMENT NUMBER 01 2394274:

        ALL OIL, OIL RIGHTS, MINERALS, MINERAL RIGHTS, NATURAL GAS RIGHTS AND OTHER HYDROCARBONS BY WHATSOEVER NAME KNOWN, GEOTHERMAL STEAM AND

Exhibit A - Page 2

ALL PRODUCTS DERIVED FROM ANY OF THE FOREGOING, THAT MAY BE WITHIN OR UNDER THE REAL PROPERTY REFERRED TO ABOVE, TOGETHER WITH THE PERPETUAL RIGHT OF DRILLING, MINING, EXPLORING AND OPERATING THEREFOR AND STORING IN AND REMOVING THE SAME FROM SUCH REAL PROPERTY OR ANY OTHER PROPERTY, INCLUDING THE RIGHT TO WHIPSTOCK OR DIRECTIONALLY DRILL AND MINE FROM PROPERTIES OTHER THAN THE REAL PROPERTY REFERRED TO ABOVE, OIL OR GAS WELLS, TUNNELS AND SHAFTS INTO, THROUGH OR ACROSS THE SUBSURFACE OF THE REAL PROPERTY REFERRED TO ABOVE, AND TO THE BOTTOM SUCH WHIPSTOCKED OR DIRECTIONALLY DRILLED WELLS, TUNNELS AND SHAFTS UNDER AND BENEATH OR BEYOND THE EXTERIOR LIMITS THEREOF, AND TO REDRILL, RETUNNEL, EQUIP, MAINTAIN, REPAIR, DEEPEN AND OPERATE ANY SUCH WELLS OR MINES; PROVIDED, HOWEVER, ALL OF THE FOREGOING IS WITHOUT THE RIGHT TO DRILL, MINE, STORE, EXPLORE OR OPERATE THROUGH THE SURFACE OF THE REAL PROPERTY REFERRED TO ABOVE OR THE UPPER 500 FEET OF THE SUBSURFACE OF SUCH REAL PROPERTY.

        ALSO EXCEPTING FROM PARCELS A THROUGH D ABOVE THE FOLLOWING RIGHTS, WHICH HAVE BEEN RESERVED TO GRANTOR IN THAT CERTAIN GRANT DEED RECORDED DECEMBER 14, 2001 IN THE REAL PROPERTY RECORDS OF THE RECORDER OF LOS ANGELES COUNTY, CALIFORNIA, AS DOCUMENT NUMBER 01 2394274:

        ALL WATER AND WATER RIGHTS NOW IN OR IN THE FUTURE OWNED BY SELLER APPURTENANT TO OR RELATED IN ANY WAY TO THE REAL PROPERTY REFERRED TO ABOVE OR USED BY SELLER IN CONNECTION WITH OR RELATED TO SUCH REAL PROPERTY (NO MATTER HOW ACQUIRED BY SELLER) TOGETHER WITH THE RIGHT AND POWER TO EXPLORE, DRILL, REDRILL, REMOVE AND STORE THE SAME FROM, UNDER OR IN THE REAL PROPERTY REFERRED TO ABOVE OR TO DIVERT OR OTHERWISE UTILIZE SUCH WATER, RIGHTS OR INTERESTS ON ANY OTHER PROPERTY OWNED OR LEASED BY SELLER AND THE RIGHT AND POWER TO CONDUCT WATER OVER OR TO STORE WATER UNDERNEATH THE REAL PROPERTY REFERRED TO ABOVE BY SUCH MEANS AS SELLER DEEMS REASONABLE. THE WATER AND WATER RIGHTS EXCEPTED AND RESERVED TO SELLER INCLUDE, BUT ARE NOT LIMITED TO, ALL RIPARIAN WATER RIGHTS, ALL APPROPRIATIVE WATER RIGHTS, ALL WATER RIGHTS AND RIGHTS TO STORE WATER IN SUBSURFACE RESERVOIRS BASED ON OVERLYING LAND OWNERSHIP, ALL LITTORAL WATER RIGHTS, ALL RIGHTS TO PERCOLATING WATER, ALL PRESCRIPTIVE WATER RIGHTS, ALL ADJUDICATED, STATUTORY OR CONTRACTUAL WATER RIGHTS, ALL RIGHTS TO AQUIFERS, RESERVOIRS, SUBSURFACE AND SURFACE WATERS, AND ALL RIGHTS TO TAKE, USE AND DEVELOP FOR USE ANY AND ALL WATER THAT MAY NOW EXIST OR MAY IN THE FUTURE EXIST UPON, IN OR UNDER THE REAL PROPERTY REFERRED TO ABOVE; PROVIDED, HOWEVER, ALL OF THE FOREGOING IS WITHOUT THE RIGHT TO USE OR ALTER THE SURFACE OF THE REAL PROPERTY OR TO OTHERWISE INTERFERE WITH THE USE AND ENJOYMENT OF THE SAME BY GRANTEE AND ITS HEIRS, PERSONAL REPRESENTATIVES, SUCCESSORS AND ASSIGNS.

Exhibit A - Page 3

Exhibit B

Description of the Construction Project and Construction Budget

        Subject to future Scope Changes, the Construction Project will be substantially consistent with the following general description and with any site plan, elevations or renderings attached to this Exhibit:

          The Specialty Laboratories project is a new medical laboratory and corporate headquarters facility to be built in Valencia, California. Specialty Laboratories is a research-based clinical laboratory that is primarily focused on esoteric clinical laboratory tests.

          The site is a 13.8 acre parcel located on Tourney Road north of Valencia Boulevard. The building is planned to be three stories of approximately 66,000 square feet each, totaling 198,000 square feet. Other components of the project include a central plant to support the building and lab space, approximately 940 surface parking spaces, and site work including landscape, hardscape and utilities.

        All of the buildings will be suitable for uses contemplated in the Lease and of a quality, when complete to be considered first class facilities for such uses. Also included in the Construction Project will be the construction of appurtenant parking areas, driveways and other facilities on the Land of suitable quality for such buildings.

        The budget for the Construction Project is as shown on the attached pages:

* PORTIONS OF THIS PAGE HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Exhibit B - Page 1

Specialty Laboratories
Build-to-Suit
SCHEMATIC BUDGET
January 22, 2002

DRAFT
Land Area (SF):			[***]*		Per ALTA Survey 12/21/01 (SD) 13.78 acres
Laboratory Building (GSF/RSF/USF)			[***]*		Per HLW 12/21/01 (SD Package)
Surface Parking (Stalls):			[***]*
Revision: Increased Financing Fees per mtg. 1/22/02
[***]*
Cost Code	[***]*		[***]*	[***]*	Remarks
1010-0010	[***]*		[***]*	[***]*	[***]*
[***]*
2900-0010		CUP/Land Due Diligence	[***]*	[***]*]	Actual- ATC (Phase I Report)
2900-0011		Pre-Design	[***]*	[***]*	Actual- Pre-Design costs thru mid-Nov. 2001
	[***]*		[***]*	[***]*
[***]*
3010-0010	[***]*		[***]*	[***]*	allowance
3020-0010	[***]*		[***]*	[***]*	allowance
3060-0010	[***]*		[***]*	[***]*	.35/SF as of 3/02
[***]*
3070-0011		Water- CLWA (Castaic Lake Water Authority)	[***]*	[***]*	Per Syska 1/15/02
3070-0012		Power	[***]*	[***]*	Per Syska 12/20/01
3070-0013		Sewer	[***]*	[***]*	Per Syska (Industrial Waste Discharger) 1/15/02
3070-0015		Gas	[***]*	[***]*	allowance
		Telephone	[***]*	[***]*
3070-0017		Fire District Fee	[***]*	[***]*	Per Fire Dept. 12/20/01
3070-0018		Misc. Other	[***]*	[***]*	allowance- AQMD, Health, NPDES, etc.
		B&T District Fees (bridge & thoroughfare)	[***]*	[***]*	Paid by Newhall Land
		Traffic	[***]*	[***]*
3070-0021		Architectural Review Committee	[***]*	[***]*	Per CC&R
	[***]*		[***]*	[***]*
[***]*

* PORTIONS OF THIS PAGE HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Exhibit B - Page 2

5010-0010	[***]*		[***]*	[***]*	Schematic Estimate 1/15/02
5010-0020	[***]*		[***]*	[***]*	included in Core and Shell
	[***]*		[***]*	[***]*	included in Core and Shell
	[***]*		[***]*	[***]*	included in Core and Shell
5040-0010	[***]*		[***]*	[***]*	Schematic Estimate 1/15/02 (some trades in C&S)
	[***]*		[***]*	[***]*	surface parking; with On-site
	[***]*		[***]*	[***]*	with On-Site
5080-0010	[***]*		[***]*	[***]*	allowance
6010-0010	[***]*		[***]*	[***]*	included in Core and Shell
	[***]*		[***]*	[***]*	Schematic Estimate 1/15/02
	[***]*		[***]*	[***]*	Schematic Estimate 1/15/02
	[***]*		[***]*	[***]*	Schematic Estimate 1/15/02
	[***]*		[***]*	[***]*	Schematic Estimate 1/15/02
	[***]*		[***]*	[***]*
	[***]*		[***]*	[***]*
7180-0010	[***]*		[***]*	[***]*	[***]*
	[***]*		[***]*	[***]*
[***]*
7010-0040	[***]*		[***]*	[***]*	[***]*
		Structural Engineer	[***]*	[***]*	[***]*
		MEP Engineer	[***]*	[***]*	Syska & Hennessy 11/9/01
		Landscape Architect	[***]*	[***]*	K Spitz 11/9/01
		Elevator	[***]*	[***]*	Syska & Hennessy 11/9/01
		Lighting	[***]*	[***]*	Syska & Hennessy 11/9/01
		Security	[***]*	[***]*	Excluded
		Acoustical	[***]*	[***]*	Martin Newson 11/9/01
		Audio/Visual	[***]*	[***]*	Cebola Systems 11/9/01
		Graphics	[***]*	[***]*	Included w/HLW
		Food Service	[***]*	[***]*	Excluded
[***]*
7020-0010		Civil Engineer	[***]*	[***]*	KPFF 11/6/01 + CO#1 Struct. Peer Review ($2,500)
7030-0010		Geotechnical Engineer	[***]*	[***]*	Geotechnologies 8/2/01

* PORTIONS OF THIS PAGE HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Exhibit B - Page 3

7020-0012		Surveyor	[***]*	[***]*	KPFF- includes cost to upgrade to ALTA 11/9/01
[***]*
		Expediter	[***]*	[***]*
		Insurance	[***]*	[***]*
7010-0180		Traffic	[***]*	[***]*
7010-0240		Miscellaneous	[***]*	[***]*	allowance
[***]*
		Curtain Wall mock-up	[***]*	[***]*
7060-0010		Deputy (structural)	[***]*	[***]*	allowance
7060-0012		Roofing Inspection	[***]*	[***]*	[***]*
7060-0013		Curtain Wall	[***]*	[***]*	CDC 11/13/01
7060-0011		Soils testing	[***]*	[***]*	[***]*
7070-0010	[***]*		[***]*	[***]*	allowance
[***]*
[***]*
7090-0010		Plan Check Fees	[***]*	[***]*	[***]*
7090-0030		Permit Fees	[***]*	[***]*	[***]*
7090-0030		Record Maintenance. Fee	[***]*	[***]*	[***]*
7090-0030		Strong Motion Fee	[***]*	[***]*	allowance
7090-0030		Miscellaneous Fees	[***]*	[***]*	allowance
7090-0032		Grading/Excavation	[***]*	[***]*	allowance
		Soils Report	[***]*	[***]*
7090-0033		B-Permit	[***]*	[***]*	allowance
[***]*
7100-0029		Lease Accounting	[***]*	[***]*	allowance
7100-0030		Lease Legal	[***]*	[***]*	allowance; incl. financing
7100-0040		Other Legal	[***]*	[***]*	allowance
[***]*
7110-0020		General Liability	[***]*	[***]*	[***]*
7110-0050		Builder's Risk	[***]*	[***]*	[***]*
	[***]*		[***]*	[***]*
7140-0030	[***]*		[***]*	[***]*	CRESA
7160-0020	[***]*		[***]*	[***]*
7140-0040	[***]*		[***]*	[***]*	CRESA
7150-0010	[***]*		[***]*	[***]*	[***]*
	[***]*		[***]*	[***]*
	[***]*		[***]*	[***]*
	[***]*		[***]*	[***]*
7990-0010	[***]*		[***]*	[***]*	5% (Subtotal Before Contingency excl. Land)
	[***]*		[***]*	[***]*
[***]*
8010-0010	[***]*		[***]*	[***]*	Agreed revision 1/22/02
8020-0010	[***]*		[***]*	[***]*
8050-0010	[***]*		[***]*	[***]*

* PORTIONS OF THIS PAGE HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Exhibit B - Page 4

8070-0010	[***]*		[***]*	[***]*	[***]*
	[***]*		[***]*	[***]*
	[***]*		[***]*	[***]*
7990-0011	[***]*		[***]*	[***]*	10% (Subtotal Before Contingency)
	[***]*		[***]*
	[***]*		[***]*
		Security Consultant/Equipment	[***]*
		Move Monsultant/Move	[***]*
		Telecom Consultant/Equipment and Cabling	[***]*
		Kitchen Consultant/Equipment	[***]*
		AV Equipment	[***]*
FF&E
Items paid directly by specialty (other than noted)

* PORTIONS OF THIS PAGE HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Exhibit B - Page 5

        [Insert Site Plan]

* PORTIONS OF THIS PAGE HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Exhibit B - Page 6

Exhibit C

Construction Advance Request Form

[Date]

BNP Paribas Leasing Corporation
12201 Merit Drive, Suite 860
Dallas, Texas 75251
Attention: Lloyd G. Cox

        Re: Construction Management Agreement dated as of March 26, 2002 (the "Construction Management Agreement"), between Specialty Laboratories, Inc. ("Specialty Laboratories") and BNP Paribas Leasing Corporation ("BNPPLC")

Gentlemen:

        Capitalized terms used in this letter are intended to have the meanings assigned to them in the Construction Management Agreement or in the Common Definitions and Provisions Agreement referenced in the Construction Management Agreement. This letter shall constitute a Construction Advance Request, requesting a Construction Advance of:

        $                        ,

on the Advance Date that will occur on:

                                , 20    .

        To induce BNPPLC to make such Construction Advance, Specialty Laboratories represents and warrants as follows:

I.    Calculation of limit imposed by Subparagraph 4(C)(2)(b) of the Construction Management Agreement:

(1)	Specialty Laboratories has paid or incurred bona fide Reimbursable Construction-Period Costs other than for Work (e.g., property taxes) of no less than	$
(2)	Specialty Laboratories has paid or incurred bona fide Reimbursable Construction-Period Costs for Prior Work of no less than	$
(3)	Specialty Laboratories has received prior Construction Advances of no more than	$
	LIMIT (1 + 2 - 3)	$

II.    Projected Cost Overruns:

Specialty Laboratories [check one:            does /            does not ] believe that Projected Construction Overruns are more likely than not. [If Specialty Laboratories does believe that Projected Cost Overruns are more likely than not, and if Specialty Laboratories believes that the amount of such Projected Construction Overruns can be reasonably estimated, Specialty Laboratories estimates the same at $                        .]

  Note:    The Construction Management Agreement defines Projected Construction Overruns as the excess, if any, of (1) the total of projected Reimbursable Construction-Period Costs yet to be incurred or for which Specialty Laboratories has yet to be reimbursed hereunder (including projected Reimbursable Construction-Period Costs for Future Work), over (2) the balance of the remaining Construction Allowance projected to be available to cover such costs.

Exhibit C - Page 1

III.    Construction Advances Covering Pre-lease Force Majeure Losses:

Neither prior Construction Advances (if any) nor the Construction Advance requested this letter have been used or will be used to cover any costs of repairs that will constitute Pre-lease Force Majeure Losses, except as follows: (if there are no exceptions, insert "No Exceptions")

IV.    Absence of Certain Work/Suspension Events:

        A.    The Construction Project is progressing without significant interruption in a good and workmanlike manner and substantially in accordance with Applicable Laws, with Permitted Encumbrances, with Development Documents and with the requirements of the Construction Management Agreement, except as follows: (if there are no exceptions, insert "No Exceptions")

        B.    If Specialty Laboratories has received notice of any Defective Work, Specialty Laboratories has promptly corrected or is diligently pursuing the correction of such Defective Work, except as follows: (if there are no exceptions, insert "No Exceptions")

SPECIALTY LABORATORIES, INC.
By:
Name:
Title:
[cc all Participants]

Exhibit C - Page 2

Exhibit D

Pre-lease Force Majeure Event Notice

[Date]

BNP Paribas Leasing Corporation
12201 Merit Drive, Suite 860
Dallas, Texas 75251
Attention: Lloyd G. Cox

        Re: Construction Management Agreement dated as of March 26, 2002 (the "Construction Management Agreement"), between Specialty Laboratories, Inc. ("Specialty Laboratories") and BNP Paribas Leasing Corporation ("BNPPLC")

Gentlemen:

        Capitalized terms used in this letter are intended to have the meanings assigned to them in the Construction Management Agreement referenced above or in the Common Definitions and Provisions Agreement referenced in the Construction Management Agreement.

        IMPORTANT: It is imperative that BNPPLC promptly review with legal counsel the ramifications of this notice under the Construction Management Agreement and other Operative Documents.

        This letter shall constitute a Pre-lease Force Majeure Event Notice, given as provided in subparagraph 6(B) of the Construction Management Agreement to preserve the right of Specialty Laboratories to assert the occurrence of a Pre-lease Force Majeure Event.

        Specialty Laboratories certifies to BNPPLC that the following Pre-lease Force Majeure Event occurred on                        , 20    :

        [INSERT DESCRIPTION OF EVENT HERE]

        Specialty Laboratories' preliminary good faith estimate of the Pre-lease Force Majeure Delays, of the Pre-lease Force Majeure Losses and of the Pre-lease Force Majeure Excess Costs likely to result from such event are                        days, $                        and $                        , respectively. Such amounts, however, are only estimates.

        Specialty Laboratories acknowledges that after Specialty Laboratories gives this notice, BNPPLC may at any time deliver an FOCB Notice to Specialty Laboratories as described in the Construction Management Agreement.

SPECIALTY LABORATORIES, INC.
By:
Name:
Title:
[cc all Participants]

Exhibit D - Page 1

Exhibit E

Notice of Termination of Specialty Laboratories' Work

[Date]

BNP Paribas Leasing Corporation
12201 Merit Drive, Suite 860
Dallas, Texas 75251
Attention: Lloyd G. Cox

        Re: Construction Management Agreement dated as of March 26, 2002 (the "Construction Management Agreement"), between Specialty Laboratories, Inc. ("Specialty Laboratories") and BNP Paribas Leasing Corporation ("BNPPLC")

Gentlemen:

        Capitalized terms used in this letter are intended to have the meanings assigned to them in the Construction Management Agreement referenced above or in the Common Definitions and Provisions Agreement referenced in the Construction Management Agreement.

        IMPORTANT: It is imperative that BNPPLC promptly review with legal counsel the ramifications of this notice under the Construction Management Agreement and other Operative Documents.

        Specialty Laboratories has determined that the Construction Allowance to be provided to it under the Construction Management Agreement will not be sufficient to cover all Reimbursable Construction-Period Costs yet to be paid or reimbursed from Construction Advances for the reason or reasons set forth in the Notice of Specialty Laboratories' Intent to Terminate dated             , 200    , previously delivered to you as provided in subparagraph 7(B) of the Construction Management Agreement. That Notice of Specialty Laboratories' Intent to Terminate has not been rescinded by Specialty Laboratories.

        Specialty Laboratories hereby irrevocably and unconditionally elects to terminate its rights and obligations to continue the Work under Construction Management Agreement effective as of the date of this letter (which, as required by subparagraph 7(B) of the Construction Management Agreement, is a date not less than forty-five days after the date the aforementioned Notice of Specialty Laboratories' Intent to Terminate). This notice will constitute a "Notice of Termination by Specialty Laboratories" as described in subparagraph 7(B) of the Construction Management Agreement.

        Specialty Laboratories also acknowledges that a 97-10/Event has under and as defined in the Construction Management Agreement, and that BNPPLC is thus entitled to demand and receive 97-10/Prepayments under and as provided in Paragraph 9 of that agreement.

Specialty Laboratories, Inc.
By:
Name:
Title:

[cc all Participants]

Exhibit E - Page 1

Exhibit F

Notice of Specialty Laboratories' Intent to Terminate

[Date]

BNP Paribas Leasing Corporation
12201 Merit Drive, Suite 860
Dallas, Texas 75251
Attention: Lloyd G. Cox

        Re: Construction Management Agreement dated as of March 26, 2002 (the "Construction Management Agreement"), between Specialty Laboratories, Inc. ("Specialty Laboratories") and BNP Paribas Leasing Corporation ("BNPPLC")

Gentlemen:

        Capitalized terms used in this letter are intended to have the meanings assigned to them in the Construction Management Agreement referenced above or in the Common Definitions and Provisions Agreement referenced in the Construction Management Agreement.

        IMPORTANT: It is imperative that BNPPLC promptly review with legal counsel the ramifications of this notice under the Construction Management Agreement and other Operative Documents.

[DRAFTING NOTE: Unless this letter contains the alternative provisions set forth below as being required after a Complete Taking for any "Notice of Specialty Laboratories' Intent to Terminate Because of a Force Majeure Event," this letter must contain the following paragraph and inserts following such paragraph as indicated:

        Specialty Laboratories has determined that the Construction Allowance to be provided to it under the Construction Management Agreement will not be sufficient to cover all Reimbursable Construction-Period Costs yet to be paid or reimbursed from Construction Advances, because:

    [INSERT ANY ONE OR MORE OF THE FOLLOWING REASONS THAT APPLY: (1) THE COST OF THE WORK EXCEEDS BUDGETED EXPECTATIONS (RESULTING IN PROJECTED COST OVERRUNS), (2) A PRE-LEASE FORCE MAJEURE EVENT, OR (3) SPECIALTY LABORATORIES CAN NO LONGER SATISFY CONDITIONS TO BNPPLC'S OBLIGATION TO PROVIDE CONSTRUCTION ADVANCES IN THE CONSTRUCTION MANAGEMENT AGREEMENT.]

        The purpose of this letter is to give notice to BNPPLC and Participants of Specialty Laboratories' intent to terminate Specialty Laboratories' rights and obligations to perform Work under the Construction Management Agreement. This letter will constitute a "Notice of Specialty Laboratories' Intent to Terminate" given pursuant to subparagraph 7(B) of the Construction Management Agreement. As provided in that subparagraph, as a condition to any effective Termination of Specialty

Exhibit F - Page 1

Laboratories' Work, Specialty Laboratories must deliver a subsequent notice of termination to BNPPLC and Participants, no less than forty-five days after the date BNPPLC receives this letter.

[DRAFTING NOTE: Unless this letter contains the alternative provisions set forth below as being required for any "Notice of Specialty Laboratories' Intent to Terminate Because of a Force Majeure Event," this letter must contain the following paragraph:

        The period running from the date of BNPPLC's receipt of this letter to the effective date of any actual Termination of Specialty Laboratories' Work by Specialty Laboratories or BNPPLC will constitute a Work/Suspension Period under the Construction Management Agreement. During such period BNPPLC's funding obligations will be limited and Specialty Laboratories may suspend the Work to the extent so provided in the Construction Management Agreement. Moreover, Specialty Laboratories acknowledges that the deliver of this Notice of Intent to Terminate is a 97-10/Event. Therefore, after receipt of this notice BNPPLC will have the rights to demand and receive 97-10/Prepayments from Specialty Laboratories as provided in Paragraph 9 of the Construction Management Agreement.]

[DRAFTING NOTE: This letter will qualify as a "Notice of Specialty Laboratories' Intent to Terminate Because of a Force Majeure Event" only if Specialty Laboratories includes one of the following alternative sets of provisions, as applicable.]

[ALTERNATIVE #1 (Applies only if there has been a Complete Taking):

        This letter shall constitute a "Notice of Specialty Laboratories' Intent to Terminate Because of a Force Majeure Event" as defined in the Construction Management Agreement. A Complete Taking has occurred. Thus, regardless of any Scope Changes BNPPLC may be willing to approve or consider, and regardless of any Increased Commitment BNPPLC may be willing to provide, it would be futile to continue the Construction Project on the Land.

        BNPPLC may respond to this notice with a request that Specialty Laboratories negotiate reasonably and in good faith for modifications to the Ground Lease and the Operative Documents to permit the construction of the Construction Project in whole or in part on a different site. Specialty Laboratories will respond to any such request by negotiating modifications reasonably and in good faith, and if Specialty Laboratories and BNPPLC do agree upon and execute such modifications as are necessary to permit Specialty Laboratories to complete the Construction Project in whole or in part on a different site, then the Complete Taking will be deemed to no longer exist and this Notice of Intent to Terminate Because of a Force Majeure Event will be deemed rescinded. If, however, despite Specialty Laboratories' participation in any such negotiations reasonably and in good faith, BNPPLC and Specialty Laboratories fail to agree upon such modifications, then no offer by BNPPLC of an Increased Commitment after a Complete Taking will preclude a Termination of Specialty Laboratories' Work because of a Pre-lease Force Majeure Event" for the purposes of determining whether Specialty Laboratories must pay a 97-10/Prepayment pursuant to Paragraph 9 of the Construction Management Agreement.

        Specialty Laboratories acknowledges and agrees that BNPPLC is entitled to all proceeds of the taking of the Property and all such proceeds must be paid to BNPPLC. Specialty Laboratories has no right and will not assert any right to share in such proceeds. Specialty Laboratories agrees to cooperate with BNPPLC as BNPPLC may from time to time request in order to maximize BNPPLC's recovery of such proceeds.]

[ALTERNATIVE #2 (applies in the event of a Pre-lease Force Majeure Event other than a Complete Taking): Include the next (single sentence) paragraph, together with one or both (as applicable) of the

Exhibit F - Page 2

two paragraphs following the next (single sentence) paragraph, and together with the remaining paragraphs after those two paragraphs, all with blanks filled in appropriately:

        This letter shall constitute a "Notice of Specialty Laboratories' Intent to Terminate Because of a Force Majeure Event" as defined in the Construction Management Agreement.

        Specialty Laboratories now believes that the remaining available Construction Allowance will not be sufficient to cover all Reimbursable Construction-Period Costs yet to be paid or reimbursed from Construction Advances only because of Pre-lease Force Majeure Excess Costs incurred or anticipated as a result of one or more Pre-lease Force Majeure Events. BNPPLC has previously been notified of such Pre-lease Force Majeure Event(s) by notice(s) dated            , which Specialty Laboratories delivered to BNPPLC in accordance with subparagraph 6(B) of the Construction Management Agreement. Specialty Laboratories' current good faith estimate of the Pre-lease Force Majeure Excess Costs that are most likely to be incurred because of such Pre-lease Force Majeure Event(s) is $                        .

        Specialty Laboratories now believes that the Work will not be substantially complete before the Target Completion Date only because of Pre-lease Force Majeure Delays resulting from one or more Pre-lease Force Majeure Events. BNPPLC has previously been notified of such Pre-lease Force Majeure Event(s) by notice(s) dated            , which Specialty Laboratories delivered to BNPPLC in accordance with subparagraph 6(B) of the Construction Management Agreement. Specialty Laboratories' current good faith estimate of the Pre-lease Force Majeure Delays that are most likely to occur because of such Pre-lease Force Majeure Event(s) is                        days.

        Also be advised that, as provided in subparagraph 7(B) of the Construction Management Agreement, BNPPLC is entitled to (but not obligated to) respond to this notice with an Increased Commitment. Responding with an Increased Commitment will result in a conclusive presumption (for purposes of calculating any 97-10/Prepayment required of Specialty Laboratories under the Purchase Agreement) that any Termination of Specialty Laboratories' Work is for reasons other than the Pre-lease Force Majeure Events of which BNPPLC has previously been notified.

        In the event BNPPLC fails to respond with an Increased Commitment, the failure may excuse Specialty Laboratories from the obligation to make a 97-10/Prepayment under Paragraph 5 of the Purchase Agreement notwithstanding any Termination of Specialty Laboratories' Work, which would constitute a very material adverse consequence to BNPPLC. Moreover, the Construction Management Agreement grants to Specialty Laboratories a right to cause a Termination of Specialty Laboratories' Work at any time more than forty-five days after giving this notice, provided that Specialty Laboratories continues to believe that the Construction Allowance is insufficient at that time. Thus, if BNPPLC intends to respond with an Increased Commitment, BNPPLC would be well advised to do so before the expiration of such forty-five day period.]

SPECIALTY LABORATORIES, INC.
By:
Name:
Title:
[cc all Participants]

Exhibit F - Page 3

Exhibit G

Notice of Increased Funding Commitment by BNPPLC

[Date]

Specialty Laboratories, Inc.
Attn: Frank J. Spina
2211 Michigan Avenue
Santa Monica, California 90404

        Re: Construction Management Agreement dated as of March 26, 2002 (the "Construction Management Agreement"), between Specialty Laboratories, Inc. ("Specialty Laboratories") and BNP Paribas Leasing Corporation ("BNPPLC")

Gentlemen:

        Capitalized terms used in this letter are intended to have the meanings assigned to them in the Construction Management Agreement or in the Common Definitions and Provisions Agreement referenced in the Construction Management Agreement.

        Specialty Laboratories has delivered a notice to BNPPLC dated            , 20    , which by its terms expressed Specialty Laboratories' intent that it constitute a "Notice of Specialty Laboratories' Intent to Terminate Because of a Force Majeure Event" as defined in the Construction Management Agreement. In such notice, Specialty Laboratories advised BNPPLC of Specialty Laboratories' intent to terminate the Construction Management Agreement because of Specialty Laboratories' belief that the Construction Allowance to be provided to it under the Construction Management Agreement will not be sufficient to cover all Reimbursable Construction-Period Costs yet to be paid or reimbursed from Construction Advances. Such notice also expressed Specialty Laboratories' belief that, but for the cost of repairing damage to the Improvements caused by a Pre-lease Force Majeure Event, the remaining available Construction Allowance would be sufficient. In addition, such notice set forth the amount of $                        as Specialty Laboratories' estimate of the Pre-lease Force Majeure Excess Costs most likely to be incurred because of such Pre-lease Force Majeure Event.

        This response to such notice will constitute an Increased Funding Commitment. BNPPLC hereby commits to increase the amount of the Construction Allowance by the lesser of (1) $                        (the estimate given by Specialty Laboratories as described above) or (2) the actual Pre-lease Force Majeure Excess Costs, if any. Such commitment is made on and subject to all of the same terms and conditions set forth in the Construction Management Agreement and other Operative Documents as being applicable to the original Construction Allowance and to Construction Advances required thereunder.

        Please note that, according to the Construction Management Agreement, Specialty Laboratories will have ten days after the date of any Increased Commitment (which may be comprised of this Increased Funding Commitment and any separate Increased Time Commitment given contemporaneously herewith) within which Specialty Laboratories may rescind the aforementioned Notice of Specialty Laboratories' Intent to Terminate Because of a Force Majeure Event by a notice given in the form prescribed by the Construction Management Agreement. Any failure of Specialty Laboratories to so rescind the notice will constitute a 97-10/Event under and as defined in the Construction Management Agreement and will result in a conclusive presumption (for purposes of calculating any 97-10/Prepayment required of Specialty Laboratories by the Purchase Agreement) that

Exhibit G - Page 1

any Termination of Specialty Laboratories' Work occurred for reasons other than the Pre-lease Force Majeure Events of which BNPPLC has previously been notified.

BNP PARIBAS LEASING CORPORATION
By:
Name:
Title:
[cc all Participants]

Exhibit G - Page 2

Exhibit H

Notice of Increased Time Commitment by BNPPLC

[Date]

Specialty Laboratories, Inc.
Attn: Frank J. Spina
2211 Michigan Avenue
Santa Monica, California 90404

        Re: Construction Management Agreement dated as of March 26, 2002 (the "Construction Management Agreement"), between Specialty Laboratories, Inc. ("Specialty Laboratories") and BNP Paribas Leasing Corporation ("BNPPLC")

Gentlemen:

        Capitalized terms used in this letter are intended to have the meanings assigned to them in the Construction Management Agreement or in the Common Definitions and Provisions Agreement referenced in the Construction Management Agreement.

        Specialty Laboratories has delivered a notice to BNPPLC dated            , 20    , which by its terms expressed Specialty Laboratories' intent that it constitute a "Notice of Specialty Laboratories' Intent to Terminate Because of a Force Majeure Event" as defined in the Construction Management Agreement. In such notice, Specialty Laboratories advised BNPPLC of Specialty Laboratories' intent to elect a Termination of Specialty Laboratories' Work because of Specialty Laboratories' belief that the Work will not be substantially complete prior to the Target Completion Date only because of Pre-lease Force Majeure Delays. Such notice also expressed Specialty Laboratories' belief that Pre-lease Force Majeure Delays are likely to be                         days in the aggregate.

        This response to such notice will constitute an Increased Time Commitment. BNPPLC hereby commits to extend the Target Completion Date by the lesser of (1)                         days (the estimate given by Specialty Laboratories as described above) or (2) the actual Pre-lease Force Majeure Delays, if any.

        Please note that, according to the Construction Management Agreement, Specialty Laboratories will have ten days after the date of any Increased Commitment (which may be comprised of this Increased Time Commitment and any separate Increased Funding Commitment given contemporaneously herewith) within which Specialty Laboratories may rescind the aforementioned Notice of Specialty Laboratories' Intent to Terminate Because of a Force Majeure Event by a notice given in the form prescribed by the Construction Management Agreement. Any failure of Specialty Laboratories to so rescind the notice will constitute a 97-10/Event under and as defined in the Construction Management Agreement and will result in a conclusive presumption (for purposes of calculating any 97-10/Prepayment required of Specialty Laboratories by the Purchase Agreement) that any Termination of Specialty Laboratories' Work occurred for reasons other than the Pre-lease Force Majeure Events of which BNPPLC has previously been notified.

BNP PARIBAS LEASING CORPORATION
By:
Name:
Title:
[cc all Participants]

Exhibit H - Page 1

Exhibit I

Rescission of Notice of Specialty Laboratories' Intent to Terminate

[Date]

BNP Paribas Leasing Corporation
12201 Merit Drive, Suite 860
Dallas, Texas 75251
Attention: Lloyd G. Cox

        Re: Construction Management Agreement dated as of March 26, 2002 (the "Construction Management Agreement"), between Specialty Laboratories, Inc. ("Specialty Laboratories") and BNP Paribas Leasing Corporation ("BNPPLC")

Gentlemen:

        Capitalized terms used in this letter are intended to have the meanings assigned to them in the Construction Management Agreement referenced above or in the Common Definitions and Provisions Agreement referenced in the Construction Management Agreement.

        Specialty Laboratories has delivered to BNPPLC a Notice of Specialty Laboratories' Intent to Terminate Because of a Force Majeure Event dated                        , 200    , and BNPPLC has responded with an Increased Commitment as of                        , 200    . Specialty Laboratories hereby accepts the Increased Commitment and, as provided in subparagraph 7(B) of the Construction Management Agreement, rescinds such Notice of Specialty Laboratories' Intent to Terminate Because of a Force Majeure Event.

        Specialty Laboratories acknowledges that, because of such rescission, Specialty Laboratories must, as a condition precedent to any exercise of its remaining rights to terminate the Construction Management Agreement pursuant to subparagraph 7(B) thereof, deliver another Notice of Specialty Laboratories' Intent to Terminate at least forty five days prior to the effective date of the Termination of Specialty Laboratories' Work.

SPECIALTY LABORATORIES, INC.
By:
Name:
Title:
[cc all Participants]

Exhibit I - Page 1

QuickLinks

TABLE OF CONTENTS
CONSTRUCTION MANAGEMENT AGREEMENT
Exhibit A LEGAL DESCRIPTION
Description of the Construction Project and Construction Budget
Specialty Laboratories Build-to-Suit SCHEMATIC BUDGET January 22, 2002
Exhibit C
Exhibit D
Exhibit E Notice of Termination of Specialty Laboratories' Work
Exhibit F
Exhibit H
Exhibit I